Northmeadow Medical Center

INSTRUMENT PREPARED BY, AND
WHEN RECORDED, RETURN TO:

Anthony A. Longnecker, Esq., Nyemaster Goode Law Firm, 700 Walnut, Suite 1600, Des Moines, IA 50309-3899

DEED TO SECURE DEBT, SECURITY AGREEMENT AND FINANCING STATEMENT WITH ABSOLUTE ASSIGNMENT OF RENTS
AND LEASES

THIS SECURITY DEED IS A DEED CONVEYING TITLE PURSUANT TO THE LAWS OF GEORGIA AND IS NOT A MORTGAGE.

THIS DEED TO SECURE DEBT, SECURITY AGREEMENT AND FINANCING STATEMENT WITH ABSOLUTE ASSIGNMENT OF RENTS AND LEASES (“Security Deed”), is made as of November 20, 2007 by NNN HEALTHCARE/OFFICE REIT NORTHMEADOW, LLC, a Georgia limited liability company (“Grantor”), whose mailing address is 1551 N. Tustin Avenue, Suite 300, Santa Ana, CA 92705, Attn: Shannon Johnson, to and for the benefit of EQUITRUST LIFE INSURANCE COMPANY, an Iowa corporation (“Grantee”), whose mailing address is 5400 University Avenue, West Des Moines, Iowa 50266, Attn: Real Estate and Commercial Mortgage Manager.

ARTICLE I

DEFINITIONS

In addition to any other terms defined herein, within this Security Deed, unless otherwise required by the context, the following terms shall have the meanings indicated:

1.01 Building means the existing medical office building building(s) that comprise(s) a portion of the Improvements.

1.02 Collateral means, as the context requires, all or any of the Personalty, the Fixtures, the Leases and the Rents.

1.03 Control means, when used with respect to any specific Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, beneficial interests, by contract or otherwise. The definition is to be construed to apply equally to variations of the word “control” including “controlled,” “controlling” or “controlled by.”

1.04 Deed Property means, as required by the context, all or any of the Improvements, Fixtures, Personalty, Property, Leases or Rents.

1.05 Fixtures means all materials, supplies, equipment, apparatus and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements on the Property, including, but not limited to, any and all partitions; window screens and shades; drapes, carpeting and other floor coverings; awnings; pumps; motors; valves; elevators and escalators; engines; wire and wiring; boilers; furnaces; pipes; plumbing; sprinkler systems; irrigation systems; fire extinguishing apparatus and equipment; communication equipment; computers and computerized equipment; security systems and devices; water tanks; heating, ventilating, incinerating, air conditioning and air cooling equipment and systems; gas and electric machinery; disposals, dishwashers, refrigerators, ranges and other appliances; and equipment and facilities of all kinds which constitute fixtures under applicable law and all replacements and substitutions therefor.

1.06 Governmental Authority means any and all courts, boards, bureaus, agencies, commissions, departments, offices or authorities of any nature whatsoever of any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

1.07 Guarantor means (individually or collectively, or both, as the context may require) those persons or entities, if any, now or hereafter guaranteeing repayment of the Indebtedness Secured Hereby, or any portion thereof, and/or satisfaction of, or continued compliance with, the Obligations or any portion thereof.

1.08 Hazardous Materials has the meaning ascribed thereto in Section 3.19 of this Security Deed below.

1.09 Impositions means all real estate and personal property taxes, assessments, water, gas, sewer, electricity and other utility rates and charges, charges for any easement, license or agreement maintained for the benefit of the Deed Property, and all other taxes, charges and assessments and any interest, costs or penalties with respect thereto, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed against, or otherwise related to the Deed Property, the use, occupancy, operation or enjoyment thereof and/or the lien and interest of this Security Deed in the Deed Property or the debt secured hereby.

1.10 Improvements means any and all buildings, sheds, storage areas, warehousing areas, open or covered parking areas, parking garages or structures, other structures, fences, curbs, walls, sidewalks, walkways, paved parking areas, pavement, recreational facilities, landscaping and all other real property improvements, and any and all additions, alterations, or appurtenances thereto, now or at any time hereafter situated, placed, constructed upon or for the benefit of the Property or any part thereof, and shall include, unless the context otherwise requires, all Fixtures.

1.11 Indebtedness Secured Hereby means: (a) amounts due under that certain Secured Installment Note (the “Note”) of even date herewith, executed by Grantor, as Maker, to the order of Grantee, as Holder, in the original principal amount of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00), with interest thereon and all other sums payable thereunder according to the terms and conditions thereof, together with any replacements, substitutions, modifications, amendments, extensions or renewals thereof (the “Indebtedness”) which matures the first day of December, 2014; and (b) amounts payable to Grantee, its successors and assigns, at the times demanded and with interest at the Default Rate (as defined in the Note), to accrue from the date of advance, of all sums advanced, if any, in protecting the interests of Grantee under this Security Deed and any and all other Loan Documents and payment of insurance premiums covering Improvements, and payment of principal and interest on prior liens, and payment of reasonable expenses and attorneys’ fees and professionals’ fees herein provided for and payment of any fees herein provided for and payment of any Grantee’s fees herein provided for, and any and all sums advanced under this Security Deed from time to time.

1.12 Leases means any and all leases, subleases, licenses, concessions, occupancy, rental and use agreements, or other agreements (written or oral), now or hereafter in effect which grant a possessory interest in and to, or the right to use, occupy or generate income from, in or around the Property and/or the Improvements, or any portion thereof, if any, and all guarantees of, and security for the performance of any of the obligations and payments thereunder.

1.13 Legal Requirements means: (a) all judicial decisions, ordinances, orders, decrees, rules, regulations, permits, statutes or requirements of any court or Governmental Authority, and any requirements, terms or conditions contained in any restrictions, restrictive covenants, easements, licenses or leases, zoning stipulations, subdivision plats or other instruments or documents affecting all or any portion of the Deed Property and/or the construction, development or use of the Deed Property, including, but not limited to, any of those relating to fire, safety, environmental protection, conservation, parking, or building and sign codes and the Americans with Disabilities Act (“ADA”); and (b) Grantor’s or any Guarantor’s presently or subsequently existing articles or certificate of incorporation, bylaws, partnership agreements, limited partnership certificates, joint venture agreements, limited liability company articles of organization and/or operating agreements, trust agreements or other form of business organization or entity documents.

1.14 Loan Documents means this Security Deed, financing statements, the Note, and any and all other documents and guarantees now or hereafter executed by Grantor, or by any other Person to evidence, secure or guaranty the payment of the Indebtedness Secured Hereby (or any part thereof) or the performance and discharge of the Obligations (or any portion thereof).

1.15 Grantee means the specific Grantee named above and any subsequent owner and holder of the Note and the beneficial interest under this Security Deed.

1.16 Grantor means the Person named as the “Grantor” at the outset of this Security Deed (“Original Grantor”), until a successor or assign shall have become such pursuant to the applicable provisions of this Security Deed, and thereafter Grantor shall mean each such successor or assign and the Original Grantor, jointly and severally unless the Original Grantor or any such successor or assign is released from liability hereunder in writing by the Grantee.

1.17 Grantor’s Business means the ownership, management, leasing, maintenance, repair, replacement and operation of the Deed Property as medical office building.

1.18 Obligations means any and all of the covenants, warranties, representations and other obligations (other than to repay the Indebtedness Secured Hereby) made or undertaken by Grantor or any other Person to Grantee or the Grantee as set forth in the Loan Documents.

1.19 Person means any individual, corporation, trust, partnership, joint venture, limited liability company or any other entity, business entity or form of organization.

1.20 Personalty means all of the right, title and interest of Grantor now or hereafter existing in and to the following now or hereafter located in, upon, within or about, or used in connection with the construction, use, operation or occupancy of the Property and/or the Improvements and any business or activity conducted thereon or therein, together with all accessories, additions, accessions, renewals, replacements and substitutions thereto or therefor and the proceeds and products thereof: (a) all materials, supplies, furniture, furnishings, appliances, office supplies, equipment, construction materials, vehicles, machinery, computer hardware and software, maintenance equipment, window washing equipment, repair equipment and other equipment, tools, telephone and other communications equipment, food service preparation equipment and utensils, chinaware, glassware, silverware and hollowware, food and beverage service equipment, food items and food stuffs; (b) all books, ledgers, records, accounting records, files, tax records and returns, policy manuals, papers, correspondence, and electronically recorded data; (c) all general intangibles, instruments, money, accounts, accounts receivable, notes, certificates of deposit, chattel paper, letters of credit, choses in action, good will, rights to payment of money, rents, rental fees, equipment fees and other amounts payable by Persons who utilize the Property or any of the Improvements or paid by persons in order to obtain the right to use the Property and any of the Improvements, whether or not so used; trademarks, service marks, trade dress, tradenames, licenses, sales contracts, deposits, plans and specifications, drawings, working drawings, studies, maps, surveys, soil, environmental, engineering or other reports, architectural and engineering contracts, construction contracts, construction management contracts, surety bonds, feasibility and market studies, management and operating agreements, service agreements and contracts, landscape maintenance agreements, security service and other services agreements and vendors agreements; (d) all compensation, awards and other payments or relief (and claims therefor) made for a taking by eminent domain, or by any event in lieu thereof (including, without limitation, property and rights and interests in property received in lieu of any such taking), of all or any part of the Deed Property (including without limitation, awards for severance damages), together with interest thereon, and any and all proceeds (or claims for proceeds) of casualty, liability or other insurance pertaining to the Deed Property, together with interest thereon; (e) any and all claims or demands against any Person with respect to damage or diminution in value to the Deed Property or damage or diminution in value to any business or other activity conducted on the Property; (f) any and all security deposits, deposits of security or advance payments made to others with respect to: (i) insurance policies relating to the Deed Property; (ii) taxes or assessments of any kind or nature affecting the Deed Property; (iii) utility services for the Property and/or the Improvements; or (iv) maintenance, repair or similar services for the Deed Property or any other services or goods to be used in any business or other activity conducted on the Property; (g) any and all authorizations, consents, licenses, permits and approvals of and from all Persons required from time to time in connection with the construction, use, occupancy or operation of the Property, the Improvements, or any business or activity conducted thereon or therein or in connection with the operation, occupancy or use thereof; (h) all warranties, guaranties, utility or street improvement bonds, utility contracts, telephone exchange numbers, yellow page or other directory advertising and the like; (i) all goods, contract rights, and inventory; (j) all leases and use agreements of machinery, equipment and other personal property; (k) all insurance policies covering all or any portion of the Property; (l) all Reserves and funds held in escrow by Grantee or other Person for Grantee’s benefit; (m) all names by which the Property is now or hereafter known; (n) all interests in the security deposits of tenants; (o) all management agreements, blueprints, plans, maps, documents, books and records relating to the Property; (p) the proceeds from sale, assignment, conveyance or transfer of all or, any portion of the Deed Property or any interest therein, or from the sale of any goods, inventory or services from, upon or within the Property and/or the Improvements (but nothing contained herein shall be deemed a consent by Grantee to such sale, assignment, conveyance or transfer except as expressly provided in this Security Deed); (q) any property listed under the definition of “Fixtures” which are not fixtures under applicable law; (r) all other property (other than Fixtures) of any kind or character as defined in or subject to the provisions of the UCC and; (s) all proceeds of the conversions, voluntarily or involuntarily, of any of the foregoing into cash or liquidated claims.

1.21 Property means the real estate or interest therein described on Exhibit “A” attached hereto and incorporated herein by reference, together with all appurtenances and all estate and rights of Grantor thereto; all right, title and interest of Grantor in and to all streets, roads and public places, opened or proposed, all easements, rights of way and other appurtenances, public or private, now or hereafter used in connection therewith; all water stock, water and water rights, to the extent the same constitutes any interest in real property; all mineral, oil and gas rights pertaining thereto; all present and future rights under or with respect to: (a) any declarations or restrictions governing or imposing rights or responsibilities on or with respect to any subdivisions, horizontal property regimes, condominiums, planned area developments, planned unit developments or master plans which are partially or wholly located on or affect the real property described in Exhibit “A” attached hereto; (b) any design review or architectural review committee and any property owners’ or similar association described in or created by the documents referred to in the foregoing clause (a), together with any voting rights therein; and (c) any and all other documents and instruments and any amendments relating to the operation, organization, control or development of the Property.

1.22 Rents means all of the rents, royalties, revenues, income, avails, proceeds, profits, fees, charges and other benefits paid or payable by parties to the Leases other than Grantor or otherwise paid by a Person for using, leasing, licensing, possessing, operating from, residing in, or otherwise enjoying or generating income from the Deed Property or any portion thereof, including but not limited to, liquidated or other damages following a default under any Lease, all proceeds payable under any policy of insurance covering loss of rents and all of Grantor’s rights to recover monetary amounts from any tenant in bankruptcy, including rights of recovery for use and occupancy and damage claims arising out of lease defaults, and including those arising from lease rejections under any bankruptcy or debtor relief laws in all cases except to the extent that the same constitute personal property under applicable law.

1.23 UCC means the Uniform Commercial Code as in effect under the laws of Georgia, as amended.

Grantor acknowledges that certain of the descriptions of items comprising the Deed Property in the preceding paragraphs may be duplicative or overlapping, and that it is the express intent and agreement of Grantor that all of such descriptions (including without limitation any descriptions within a single section or subsection) shall be construed as being cumulative and not limiting. The terms “goods, “ “equipment, “ “inventory, “ “accounts, “ “instruments, “ “chattel paper,” “general intangibles,” “proceeds” and “products” shall (unless the context clearly indicates otherwise) also have the meanings provided for those terms in the definitions contained in the UCC.

Grantor further specifically understands and agrees that all right, title and interest of Grantor in and to all extensions, improvements, betterments, renewals, substitutions and replacements of, and all additions and appurtenances to, the Deed Property, hereafter acquired by or released to Grantor, or constructed, assembled or placed by Grantor on the Property, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction assembly, placement or conversion, as the case may be, and in each such case, without any further grant, encumbrance, conveyance, assignment or other act by Grantor, shall become subject to the lien and interest of this Security Deed as fully and completely and with the same effect as though now owned by Grantor and specifically described herein, but at any and all times Grantor will execute and deliver to Grantee, upon request, any and all such further assurances, deeds, conveyances, or assignments thereof or security interests therein as Grantee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and interest of this Security Deed.

Anything contained herein to the contrary notwithstanding, it is the intention of Grantor and Grantee and the effect of this Security Deed that the obligations of the Indemnitors under that certain Environmental Certification and Indemnification Agreement of event date herewith in favor of Grantee are not included within the meaning of the term “Indebtedness” as used herein, and are not secured by this Security Deed or by any of the other security and collateral for the Indebtedness, but rather that such obligations be and remain unsecured.

ARTICLE II

GRANT

Grantor hereby irrevocably and absolutely does by these presents grant and convey, warrant, set over, transfer, assign, bargain and sell to Grantee its successors and assigns, with all powers of sale and right of entry and possession, to the extent that right of entry and possession is hereinafter provided, and with all statutory rights under the laws of Georgia, the Deed Property (other than the Personalty), and grants to Grantee a security interest in and to the Personalty, for the purpose of securing, in such order of priority as Grantee may elect, the Indebtedness Secured Hereby and the performance and payment in full when due of all the Obligations; to have and to hold the Deed Property to the use, benefit and behoof of the Grantee, forever, in fee simple.

PROVIDED HOWEVER, that if Grantor shall pay, or cause to be paid, to Grantee the Indebtedness Secured Hereby at the time and in the manner stipulated herein, and in the Note, and shall pay and perform all of the Obligations, including, but not limited to payment of all sums under any of the Loan Documents, and no Event of Default hereunder shall then exist, then upon proof being given to the satisfaction of Grantee that the Indebtedness Secured Hereby has been paid or satisfied, and all of the Obligations paid and performed, and upon payment of all other fees, costs, charges, expenses and liabilities chargeable or incurred or to be incurred by Grantee, Grantee shall release and discharge this Security Deed of record (but the provisions of Section 3.19 below shall survive any such release or discharge).

Grantor and Grantee intend to establish a perpetual or indefinite security interest in the Deed Property conveyed to secure the above described debt in accordance with O.C.G.A. Section 44-1480.

ARTICLE III

COVENANTS

Grantor warrants and represents to, and covenants and agrees with Grantee as follows:

3.01	Title and Property.

(a) Grantor warrants that it has indefeasible fee simple title in and to the Deed Property, subject to no liens or encumbrances, except as set forth on Grantee’s title insurance policy dated on or about even date herewith regarding the Deed Property. Grantor further warrants that it has good right and lawful authority to convey the Deed Property in the manner and form herein provided; that Grantor has full power and authority to convey the Deed Property in the manner and form herein provided or intended hereafter to be done; that Grantor fully and absolutely waives and releases all rights and claims it may have in or to said lands, tenements and property as a homestead declaration or exemption, or other exemption, under and by virtue of any statute or other law of the State of Georgia now existing or which may hereafter be passed in relation thereto; that this Security Deed is and shall remain a valid and enforceable first lien and interest on the Deed Property; that Grantor and its successors and assigns shall warrant and defend the same and the priority of the lien and interest of this Security Deed forever against the lawful claims and demands of all persons claiming by or through Grantor, and that this covenant shall not be extinguished by any foreclosure hereof or sale hereunder but shall run with the land.

(b) Except as otherwise expressly provided herein, Grantor has and shall maintain title to the Collateral including any additions or replacements thereto free of all security interests, liens and encumbrances, other than the security interest granted hereunder and other than as referred to in paragraph (a) above, and has good right to subject the Collateral to the security interest granted hereunder.

(c) Grantor shall, at the cost of Grantor and without expense to Grantee, do, execute, acknowledge and deliver all and every such further reasonable acts, deeds, conveyances, deeds of trust, assignments, UCC financing statements, notices of assignments, transfers, other documents or instruments and assurances as Grantee shall from time to time require, for the better assuring, conveying, assigning, creating, perfecting, renewing, transferring and confirming unto Grantee the Deed Property and rights hereby conveyed or assigned or intended now or hereafter to be, or which Grantor may be or may hereafter become bound to convey or assign to Grantee, or for carrying out the intention of facilitating the performance of the terms of this Security Deed and, on demand, shall execute and/or deliver one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien and interest hereof upon and in the Deed Property.

(d) Grantor forthwith upon the execution and delivery of this Security Deed and thereafter from time to time, shall cause this Security Deed, and any security instrument creating a lien or evidencing the lien hereof upon the Collateral, and each instrument of further assurance, to be filed, registered or recorded in such manner and in such places as may be required by any present or future law or order to publish notice of and fully to protect the lien hereof upon the interest of Grantee in the Deed Property.

(e) Grantor shall pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Security Deed, any Security Deed supplemental hereto, any security instrument with respect to the Deed Property including the Collateral and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Note, this Security Deed, any Security Deed supplemental hereto, any security instrument with respect to the Deed Property, including the Collateral, or any instrument of further assurance.

(f) Grantor shall do all things necessary to preserve and keep in full force and effect its entity existence, franchises, rights and privileges under the laws of the state of its formation and under the laws of the state in which the Deed Property is located (in whole or in part) and shall comply with all Applicable Environmental Laws (as defined below) and Legal Requirements applicable to Grantor or to the Deed Property or any part thereof.

(g) Grantor shall not, without Grantee’s prior written consent, change Grantor’s name, identity or structure, or jurisdiction under which it is organized, or cause or permit to occur any other event that would require Grantee to file a new financing statement under the UCC.

(h) Grantor warrants that the Property is assessed for tax purposes as a separate tax parcel that does not include any other property.

(i) The Building contains approximately 50,968 net rentable square feet.

(j) All utility services necessary for occupancy and operation of the Improvements for their intended purposes (including, without limitation, water, storm and sanitary sewer, electric and telephone facilities) are available to the Improvements. All consents, permits, variances or grants of any kind with respect to such utility services have been obtained.

3.02 Grantor’s Business. Grantor shall continuously operate Grantor’s Business on the Property in a first class, good and prudent manner.

3.03	Regarding Grantor.

(a) Grantor is a limited liability company duly organized under the laws of Georgia. Grantor is qualified to do business and is duly authorized and empowered to do business in the State of Georgia. Grantor has the requisite power and authority to (i) incur the Indebtedness Secured Hereby and the Obligations and to execute and deliver the Note, this Security Deed and the other Loan Documents; and (ii) bind the Grantor by entering into the Note, Security Deed and other Loan Documents. The execution and delivery of the Note, this Security Deed and the other Loan Documents and Grantor’s performance of its obligations thereunder have been duly authorized by all requisite action of Grantor and each is the valid and legally enforceable obligation of Grantor, enforceable according to their respective terms.

(b) Grantor is not in default under any agreement to which it is a party, the effect of which will materially or adversely affect performance by Grantor of its obligations pursuant to and as contemplated by the terms and provisions of the Note, this Security Deed and the other Loan Documents. Neither the execution and delivery of this Security Deed nor compliance with and performance of the terms and provisions hereof, will: (i) to Grantor’s knowledge, violate any presently existing Legal Requirement applicable to Grantor, or any existing applicable order, writ, injunction or decree of any Governmental Authority, (ii) conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under any indenture, mortgage, deed of trust, instrument, document, agreement, lease, promissory note, or contract of any kind which creates, represents, evidences or provides for any lien, charge or encumbrance upon any of the assets of Grantor or to which Grantor is a party or by which Grantor or any of its assets may be bound, or in the event of any such violation, conflict, inconsistency, breach or default, the required consent or waiver of the other party or parties thereto has been validly granted, is in full force and effect and is valid and sufficient therefor.

(c) There are no actions, suits, investigations, or proceedings of any kind (including, without limitation, any condemnation or similar action) pending or, to the knowledge of Grantor, threatened against or affecting Grantor or the Deed Property before any Governmental Authority.

(d) Grantor shall promptly notify Grantee of each and any action, suit or proceeding commenced as a result of injury, damage or liability occurring in, on or about the Property, and Grantor shall, upon Grantee’s request, at Grantor’s expense, resist and defend any action, suit or proceeding based thereon, or cause the same to be resisted and defended by counsel designated by Grantor and approved in writing by Grantee.

(e) Grantor shall promptly notify Grantee if Grantor learns of the existence of a state of facts that constitute an Event of Default hereunder.

(f) Grantor shall promptly give written notice to Grantee of:

(i) all litigation affecting Grantor where the amount in controversy is $100,000 or more;

(ii) any dispute that may exist between Grantor and any Governmental Authority that would have a material or adverse effect on Grantor or the Deed Property;

(iii) any other matter which has resulted or might result in a material or adverse change in Grantor’s financial condition or operations or that will have a material or adverse impact on the Deed Property or any portion thereof or interest therein.

(g) Grantor shall obtain, preserve and keep in full force and effect all licenses, permits, approvals, certificates, Leases and agreements required by any Governmental Authority or otherwise required in order for Grantor to operate Grantor’s Business in a first class manner. Except as specifically provided for in this Security Deed, Grantor shall not assign, transfer or in any manner change but Grantor may renew such certificates, licenses or permits without first receiving the written consent of Grantee.

(h) Grantor is not a “foreign person” within the meaning of § 1445(f)(3) of the Internal Revenue Code of 1986 as amended and related Treasury Department regulations, including temporary regulations.

(i) Neither Grantor, nor any Guarantor, nor any Person who directly owns an equity interest in or controls Grantor nor any respective constituents or affiliates acting or benefiting in any capacity in connection with the Indebtedness Secured Hereby and/or the Loan Documents (individually a “Grantor Party” and collectively, the “Grantor Parties”) is in violation of any law relating to terrorism or money laundering, including, but not limited to, Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001 (the “Executive Order”), as amended from time to time, and the U.S. Bank Secrecy Act of 1970, as amended by the Uniting and Strengthening America and Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and as otherwise amended from time to time (collectively, “Anti-Terrorism Law”).

(j) No action, proceeding, investigation, charge, claim, report, or notice has been filed, commenced, or, to Grantor’s knowledge, threatened against any Grantor Party alleging any violation of any Anti-Terrorism Law.

(k) No Grantor Party has, after due investigation and inquiry, knowledge or notice of any fact, event, circumstance, situation or condition which could reasonably be expected to result in:

(i) Any action, proceeding, investigation, charge, claim, report, or notice being filed, commenced, or threatened against any of them alleging any violation of, or failure to comply with, any Anti-Terrorism Law; or

(ii) The imposition of any civil or criminal penalty against any of them for any failure to so comply.

(l) No Grantor Party nor, to Grantor’s knowledge, the seller of the Property (if any portion of the Property is being acquired with proceeds of the Indebtedness Secured Hereby), nor, to Grantor’s knowledge, any tenant at the Property or Improvements, is owned or controlled by a “Prohibited Person,” and Grantor has implemented procedures to ensure that no Person who now or hereafter owns an equity interest in Grantor is a Prohibited Person or controlled by a Prohibited Person. A “Prohibited Person” means any of the following:

(i) A person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii) A person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) A person or entity with whom Grantee is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) A person or entity who or that commits, threatens, or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v) A person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official web site or any replacement website or other official publication or replacement official publication of such list.

(m) No Grantor Party nor, to Grantor’s knowledge, the seller of the Property (if any portion of the Property is being acquired with proceeds from the Indebtedness Secured Hereby), nor, to Grantor’s knowledge, any tenant at the Property or Improvements:

(i) Conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person;

(ii) Deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked under the Executive Order; or

(iii) Engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(n) Grantor has determined that the manager of the Property and Improvements has implemented procedures, approved by Grantor, to ensure that no tenant at the Property or Improvements is a Prohibited Person or owned or controlled by a Prohibited Person.

(o) Grantor shall not:

(i) Conduct any business or engage in making or receiving any contribution of funds, goods, or services to or for the benefit of any Prohibited Person;

(ii) Deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order of any other Anti-Terrorism Law; or

(iii) Engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(p) Before any changes in direct or indirect ownership of any Grantor Party other than Guarantor, Grantor shall give a written notice to Grantee advising Grantee in reasonable detail as to the proposed ownership change, and reaffirming that the Anti-Terrorism Law representations and warranties herein contained will remain true and correct.

(q) Grantor agrees promptly to deliver to Grantee (but in any event within ten (10) days of Grantee’s written request) any certification or other evidence requested from time to time by Grantee in its reasonable discretion, confirming Grantor’s compliance with the foregoing Anti-Terrorism Law provisions.

3.04	Note and Reserves.

(a) Grantor shall promptly and punctually pay all principal and interest and all other sums to become due in respect of the Note, according to the terms thereof. Grantor shall also pay to Grantee on the date set forth therein for the making of monthly payments of principal and interest under the Note until the Indebtedness Secured Hereby has been fully paid and all Obligations have been fully paid and performed, a sum, as estimated by Grantee, equal to one twelfth (1/12) of the annual taxes and assessments on the Deed Property plus the premiums that will next become due and payable on insurance policies as may be required hereunder, Grantor agreeing to deliver promptly to Grantee all tax or assessment bills and notices thereof. In addition, Grantor shall pay to Grantee such additional sum as shall be necessary from time to time, if any, to assure that at all times there is the amount on deposit which, together with the monthly deposit amounts to be made hereunder, will be sufficient to pay the next installment of real estate taxes and assessments, and insurance premiums, at least thirty (30) days prior to the due date thereof. The foregoing payments are hereinafter referred to as “Reserves” and are to be held without any allowance of interest or dividend to Grantor and need not be kept separate and apart from other funds of Grantee. In lieu of monthly payment of Reserves hereunder, Grantee in its sole discretion may require Grantor to deliver to Grantee copies of paid insurance premium receipts not later than twenty-one (21) days prior to premium due dates and copies of paid tax and assessment receipts not later than ten (10) days prior to applicable delinquency dates. Grantee from time to time thereafter may require payment of Reserves upon ten (10) days’ prior written notice to Grantor.

(b) The Reserves are solely for the added protection of Grantee and entail no responsibility on Grantee’s part beyond the allowing of due credit, without interest, for the sums actually received by it. Upon assignment of this Security Deed by Grantee, any Reserves on hand shall be turned over to the assignee and any responsibility of Grantee with respect thereto shall terminate. When the Indebtedness Secured Hereby has been fully paid and all of the Obligations fully paid and performed, any remaining Reserves shall be paid to Grantor or to the then owner or owners of the Property as the case may be. The Reserves are hereby pledged as additional security for the payment of the Indebtedness Secured Hereby and the payment and performance of the Obligations and Grantor hereby grants to Grantee a security interest in the Reserves and agrees that the security interest granted to Grantee in this Security Deed covers the Reserves and that the Reserves are hereby made subject to the lien and terms of the security interest and security agreement. No portion of the Reserves shall be subject to the direction or control of Grantor and Grantee shall not be liable for any failure to apply the Reserves to the payment of taxes and assessments and insurance premiums unless Grantor (provided that no default or Event of Default then exists thereunder) shall have requested Grantee in writing to make application of such funds to the payment of the particular charge for payment of such charge.

(c) If the total of the Reserves shall exceed the amount of payments actually applied by Grantee, such excess may be credited by Grantee on subsequent payments to be made by Grantor. If, however, the Reserves shall not be sufficient to pay the sums required when the same shall become due and payable, Grantor shall immediately deposit with Grantee the full amount of any such deficiency. If there shall be a default under any of the provisions of this Security Deed, Grantee may apply, at any time, the balance of the Reserves against such sums due and payable under the Note, or in connection with the Obligations, whether or not then due, in such order and in such manner as Grantee may determine.

(d) Grantee, in making any payment hereby authorized: (i) relating to taxes and assessments, may do so according to any bill, statement or estimate procured from the appropriate public office or Governmental Authority without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessments, sale, forfeiture, tax lien or title or claim thereof, or (ii) for the purchase, discharge, compromise or settlement of any other prior lien, may do so upon any reasonable inquiry as to the validity or amount of any claim for lien which may be asserted.

3.05 Maintenance and Repair. Grantor shall keep the Deed Property in first-class operating order, repair and condition and shall not commit (and shall use commercially reasonable efforts not to permit) any waste thereof or any destruction or disrepair to occur thereto. Grantor shall make all repairs, replacements, renewals, additions and improvements and complete and restore promptly and in good workmanlike manner any Improvements which may be constructed, placed, damaged, or destroyed thereon, and pay when due all costs incurred therefor. Grantor shall not remove any Improvements or, except as otherwise expressly provided in this Security Deed, the Collateral from the Property or demolish any of the Improvements, or materially alter any of the Deed Property without prior written consent of Grantee other than in the case of worn or obsolete portions of the Collateral that are replaced or refurbished by Grantor to the original condition and quality. Upon reasonable notice to Grantor, Grantor shall permit Grantee, its agents and authorized representatives, at the sole cost of Grantor unless an Event of Default shall then exist, the opportunity to inspect the Deed Property, including the interior of any Improvements, at any reasonable times subject to the rights of lessees thereof.

3.06 Compliance With Laws/Maintenance of Permits. Grantor shall comply with all Legal Requirements affecting the Deed Property or the operation of Grantor’s Business and shall pay all fees or charges of any kind in connection therewith. Grantor shall not by act or omission, permit any property or Person which is not subject to this Security Deed to rely on the Deed Property or any part thereof or any interest therein to fulfill any governmental requirement for the existence or use of such property or Person; and the Deed Property shall not rely on any property or Person which is not subject to this Security Deed to fulfill any governmental requirement for the existence or use of the Property. Grantor shall not by act or omission impair the integrity of the Property as a single separate zoning parcel separate and apart from all other parcels. Grantor warrants that the Deed Property presently substantially complies with all requirements of the ADA. Grantor shall in the future substantially comply with the requirements of the ADA and shall require all tenants of the Deed Property to substantially comply with the ADA when making leasehold improvements. The failure of Grantor or the Deed Property to comply with the requirements of the ADA shall be an Event of Default under this Security Deed.

3.07	Insurance.

(a) Grantor shall keep all Improvements now or hereafter existing insured against loss or damage by fire (with so-called extended coverage, vandalism and malicious mischief coverage), and other hazards as may reasonably be required by Grantee, including, without limitation rent loss or business interruption insurance. Grantor shall also provide commercial general liability insurance with such limits for personal injury and death and property damage as Grantee may require. Grantor shall not be required to obtain or maintain insurance coverage for loss or damage by earthquake, provided, however, if Grantor elects to obtain insurance for loss or damage by earthquake, such insurance policy shall: (x) be written by a company or companies having a Best’s rating of at least A:VIII or such other rating as may be agreed to in writing and in advance by Grantee, and (y) contain a standard loss payable clause in favor of and in form satisfactory to Grantee. The provisions of Section 3.07(c) and (d) and Section 3.08 shall apply to any insurance coverage obtained by Grantor for loss or damage by earthquake and to the proceeds payable pursuant to any such insurance policy.

(b) Grantor shall initially maintain, until Grantee shall otherwise indicate in writing, building and personal property coverage insurance in an amount of not less than the full insurable and replacement value of the Improvements now or hereafter located on the Property with “broad form” coverage, and “special perils,” “agreed amount,” “inflation guard,” “replacement cost,” “ordinance and law,” “vandalism,” “malicious mischief” and “waivers of subrogation” endorsements and with a deductible of not more than TEN THOUSAND DOLLARS ($10,000.00), which policy shall be written by a company or companies having a Best’s rating of at least A:VIII or such other rating as may be agreed to in writing and in advance by Grantee; comprehensive commercial general liability insurance in the amount of at least FIVE MILLION DOLLARS ($5,000,000.00) combined single limit for personal injury and property damage which shall have deleted therefrom any exclusion or restriction on coverage for contractual obligations; and rental or business interruption insurance in an amount sufficient to cover any loss of rents or income from the Deed Property (including expenses payable by tenants) suffered by Grantor for a period of at least twelve (12) months. Additionally: (i) during any period that alcoholic beverages are or may be served on the Property (provided that the foregoing shall not be deemed to be Grantee’s consent to serving any alcoholic beverages thereon), Grantor shall procure and maintain in effect dram shop insurance in an amount that is of not less than $5,000,000.00; and (ii) during any period that any construction, remodeling or renovation activities are being conducted on any portion of the Property or the Improvements (to the extent such activities are permitted under this Security Deed), builder’s risk (course of construction) insurance with extended coverage and such other hazard insurance as Grantee may require. Such insurance shall be in an amount that is not less than the maximum insurable value of the work to be performed, as determined by a recognized appraiser or insurer approved by Grantee. Such coverage shall be kept in full force and effect at all times until the completion of any such construction, remodeling or renovation activities.

(c) All policies of insurance to be furnished hereunder shall be in forms, companies and amounts satisfactory to Grantee, with standard grantee clauses or loss payable clause attached to all policies in favor of and in form satisfactory to Grantee, including a provision requiring that the coverage evidenced thereby shall not be terminated or materially modified without at least thirty (30) days’ prior written notice to Grantee. Grantor shall make all policies, including additional and renewal policies, available to Grantee, but Grantee may accept signed certificates of insurance evidencing the coverage in lieu of the original policies. In the case of insurance about to expire, Grantor shall deliver renewal certificates of insurance on or before their respective dates of expiration and the related insurance policies shall be delivered within thirty (30) days of such renewal.

(d) Grantor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless Grantee is included thereon under a standard grantee clause or loss payable clause acceptable to Grantee. Grantor shall immediately notify Grantee whenever any such separate insurance is taken out and shall promptly deliver to Grantee the policy or policies of such insurance. In the event of a foreclosure or other transfer of title to the Property in lieu of foreclosure, or by purchase at a foreclosure sale or Grantee’s Sale, all interest in any insurance policies in force shall pass to Grantee, transferee or purchaser as the case may be.

3.08	Casualty.

(a) Grantor shall promptly notify Grantee of any loss in excess of $25,000 to the Deed Property or any portion thereof, whether covered by insurance or not. In case of loss or damage by fire or other casualty, Grantee, or after foreclosure or Grantee’s sale, the holder of the certificate or certificates of purchase, or grantee under a Grantee’s deed, as the case may be, is authorized (i) to settle and adjust any claim under insurance policies which insure against such risks, or (ii) to allow Grantor to agree with the insurance company or companies on the amount to be paid in regard to such loss. In either case, Grantee is authorized to collect and receive any such insurance money. If insurance proceeds are made payable to both Grantee and Grantor, Grantor hereby authorizes Grantee, as Grantor’s attorney, to endorse checks, sight drafts, and other instruments on behalf of Grantor.

(b) Grantee shall release to Grantor any insurance proceeds received by Grantee as a result of any loss to the Property or Improvements as restoration progresses solely in payment of restoration costs, provided that the release of funds shall be subject to the following conditions: (1) there shall be no outstanding Event of Default hereunder, under the Note or under any other Loan Documents and no event shall have occurred and be continuing which, but for the giving of notice and passage of time, or both, would constitute such an Event of Default; (2) Grantee shall approve the plans and specifications for any such restoration in advance of commencement thereof; (3) there shall be sufficient funds upon deposit at all times with Grantee to complete the restoration, as certified by an architect approved by Grantee; (4) the insurer shall not have asserted any defense against Grantor or any tenant pursuant to the insurance policy covering the Improvements; (5) the restoration is commenced within 120 days after the date of the loss and is capable of being completed at least twelve (12) months prior to the Maturity Date (as defined in the Note); (6) Grantor demonstrates to Grantee’s satisfaction that Grantor has the financial ability to continue to pay the Indebtedness Secured Hereby during restoration; (7) the loss affects less than forty percent (40%) of the value of the Improvements; (8) a sufficient number of tenants in Grantee’s sole opinion, have agreed in writing to continue their leases notwithstanding the damage to the Deed Property and the ensuing restoration process; and (9) Grantor shall comply with such other conditions as would customarily be required by a prudent local construction lender, or are otherwise reasonable.

(c) Grantee may apply any insurance proceeds remaining after completion of restoration to the Indebtedness Secured Hereby, whether due or not (or if the Indebtedness Secured Hereby has been paid in full, then to any remaining outstanding Obligations whether due or not), or if the conditions set forth in subsection (b) of this Section 3.08 are not met, Grantee may apply all insurance proceeds to the Indebtedness Secured Hereby, whether due or not (or if the Indebtedness Secured Hereby has been paid in full, then to any remaining outstanding Obligations whether due or not) in such order and in such manner as Grantee may determine.

(d) In case of loss after foreclosure proceedings have been instituted, the proceeds of any such insurance policy or policies, if not applied as aforesaid (in Grantee’s sole and absolute discretion) in rebuilding or restoring the Improvements, shall be used to pay the amount due Grantee and the balance, if any, shall be paid to the owner of the equity of redemption if the Person shall then be entitled to the same. In case of a judicial foreclosure of this Security Deed, the court in its decree may provide that the grantee’s clause attached to each of said insurance policies may be canceled and that the decree creditor may cause a new loss clause to be attached to each such policies making the loss thereunder payable to said decree creditor; and any such foreclosure decree may further provide that in case of one or more redemptions under said decree, pursuant to the statute in such case made and provided, then and in every such case, each successive redemptioner may cause the preceding loss clause attached to each insurance policy to be canceled and a new loss clause to be attached thereto, making the loss thereunder payable to such redemptioner. In the event of judicial foreclosure sale or Grantee’s sale, Grantee is hereby authorized, without the consent of Grantor, to assign any and all insurance policies to the purchaser at the sale, or to take such other steps as Grantee may deem advisable, to cause the interest of such purchaser to be protected by any of the said insurance policies.

3.09 Condemnation. Grantor, immediately upon obtaining knowledge of the commencement of any proceeding for the condemnation of the Property and/or Improvements or any portion thereof or interest therein, shall notify Grantee of the pendency thereof. Grantor hereby assigns, transfers and sets over unto Grantee all compensation, rights of action, the entire proceeds of any award and any claim for damages for any of the Property or Improvements taken or damaged under the power of eminent domain or by condemnation or by sale in lieu thereof. Grantee may, at its option, commence, appear in and prosecute, in its own name or in the name of Grantor, any action or proceeding, or make any compromise or settlement, in connection with such condemnation, taking under the power of eminent domain or sale in lieu thereof. After deducting therefrom all of its expenses, including reasonable attorneys’ and other professionals’ fees, Grantee shall make said proceeds available to reimburse Grantor for the cost of the rebuilding or restoration of the Property or the Improvements, without any allowance of interest, subject to the conditions provided under Section 3.08 above. Any surplus which may remain out of said award after payment of such cost of rebuilding or restoration shall at the option of Grantee be applied on account of the Indebtedness Secured Hereby, whether due or not, or, if the Indebtedness Secured Hereby has been paid in full, then to any remaining outstanding Obligations, whether due or not, or be paid to Grantor. Grantor agrees to execute such further assignments of any compensation, award, damages, right of action and proceeds, as Grantee may require from time to time.

3.10 Liens and Encumbrances. Except as expressly provided in this Security Deed, Grantor shall not, without Grantee’s express prior written consent, permit the creation of any liens or encumbrances on the Deed Property other than the lien and interest of this Security Deed and any lien for real property taxes so long as they are not yet delinquent, and shall pay when due all Impositions, obligations, lawful claims or demands of any person which, if unpaid, might result in, or permit the creation of, a lien or encumbrance on the Property or on the Rents, issues, income and profits arising therefrom, whether such lien would be senior or subordinate hereto, including, but without limiting the generality of the foregoing, all claims of mechanics, professionals, materialmen, laborers, and others for work, services or labor performed, or materials or supplies furnished in connection with any work of demolition, alteration, improvement of or construction upon the Property. Grantor will do or cause to be done everything necessary so that the priority of the lien and interest of this Security Deed shall be fully preserved, at the cost of Grantor, without expense to Grantee. Any lien or encumbrance on the Deed Property created hereafter shall contain, or shall by virtue hereof be deemed to contain, a provision subordinating such lien or encumbrance to all Leases then or in the future affecting the Deed Property but nothing in this sentence shall be deemed to be a consent by Grantee to any lien or encumbrance.

3.11 Impositions. Grantor shall pay in full when due, and in any event before any penalty or interest attaches, all Impositions (except those that may be paid by Grantee, in its sole discretion, from Reserves) and shall furnish to Grantee official receipts evidencing the payment thereof (including those required under Section 3.04 above). Provided, however, that Grantor shall have the right to contest any such Imposition in good faith and with due diligence in which event payment may be postponed but only so long as: (i) no threat of any tax sale or other sale of the Deed Property exists which would result in a third party having a right to acquire title to the Deed Property; and (ii) Grantor has deposited with Beneficiary such security as Beneficiary may reasonably require.

3.12 Indemnification; Attorneys’ Fees. Grantor shall appear in and defend any suit, hearing, action or proceeding that might in any way and in the sole judgment of Grantee affect the value of the Deed Property, the priority of this Security Deed or the rights and powers of Grantee under this Security Deed. Grantor shall, at all times, indemnify, defend, hold harmless and on demand, reimburse Grantee for any and all loss, damage, liability, expense or cost (other than any loss, damage, liability, expense or cost which results from Grantee’s gross negligence or willful misconduct), including cost of evidence of title and attorneys’ fees, arising out of or incurred in connection with any such suit, hearing, action or proceeding, and the sum of such expenditures shall be secured by this Security Deed and shall bear interest at the rate or rates provided in the Note and shall be due and payable on demand. Grantor shall pay the cost of suit, cost of evidence of title and attorneys’ and other professionals’ fees in any proceeding, suit, and foreclosure proceedings through the court or through Grantee’s sale brought by the Grantee to foreclose this Security Deed.

3.13 Transfer of Title or Further Encumbrances.

(a) (i) In order to induce Grantee to make the loan evidenced by the Note, Grantor agrees that if title to the Property or the Improvements or any part thereof or interest therein is sold or if the Property or the Improvements or any portion thereof are leased (except for a Lease of portions of the Property or the Improvements in the ordinary course of operating Grantor’s Business), or if the Property or the Improvements or any portion thereof is assigned, transferred, conveyed, mortgaged, encumbered, or otherwise changed (including any such changes as security for additional financing), whether voluntarily or involuntarily or by operation of law, without the prior written consent of Grantee, which consent may be given or withheld in Grantee’s sole and absolute discretion, Grantee, at its option, may declare the Indebtedness Secured Hereby and all Obligations hereunder to be forthwith due, payable and performable. Without in any way limiting Grantee’s rights of approval set forth above, Grantee may condition its consent, among other things, upon any one or more of: (1) approval of the financial condition and credit worthiness of the proposed transferee; (2) making such modifications to the Note, this Security Deed and other Loan Documents as Grantee may deem appropriate; (3) the execution and delivery of other documents as Grantee deems appropriate; (4) payment of a transfer fee not to exceed two percent (2%) of the then outstanding principal balance of the Note (or such lower fee as may be then required by law, if applicable); and (5) an increase in the interest rate under the Note, (but not in excess of the maximum rate increase then permitted by law, if applicable). If the interest rate is increased, any monthly installment payment under the Note shall be increased accordingly. In the event of any transfer under this Section 3.13, either Grantor or the new owner shall pay all fees and expenses incurred thereby, including any costs of amending the Note, this Security Deed any of the other Loan Documents, and of obtaining appropriate title insurance insuring and assuring the continued priority of the lien and interest of this Security Deed. In addition, Grantee may charge an administrative fee for processing any application seeking the consent of Grantee.

(ii) Notwithstanding the foregoing, two transfers or conveyances of the Property and Improvements to transferees approved in advance by Grantee, which approval may be withheld in Grantee’s sole and absolute discretion, shall be permitted, without a change in the interest rate, upon execution of an assumption agreement and other documents satisfactory to Grantee; provided, upon each such transfer or conveyance Grantee shall receive a non-refundable fee equal to one percent (1%) of the outstanding amount of the Note at the time of such sale and assumption (such fee being in lieu of the two percent (2%) fee otherwise required under clause (i) above); and Grantor shall pay all costs and expenses of Grantee relating thereto, whether or not the transfer is consummated.

(b) Any change in the legal or equitable title of the Property or the Improvements or in the beneficial ownership of the Property or the Improvements not expressly permitted herein (other than changes in the ownership of Guarantor as a result of the purchase and sale of shares of stock of Guarantor), whether or not of record and whether or not for consideration, and any change of any ownership interests (whether direct or indirect, legal or equitable) in Grantor (other than changes in the ownership of Guarantor as a result of the purchase and sale of shares of stock of Guarantor), shall be deemed a transfer of title to the Property or Improvements. Notwithstanding the foregoing, changes of ownership interests in legal entities that (1) hold ownership interests in Grantor and are necessitated by devise or descent or (2) control Grantor, and which changes aggregate (cumulatively after the date hereof) less than voting control and are made for estate planning purposes only, shall not be considered a transfer of title. Grantor shall give prior written notice to Grantee of all proposed transfers of title to the Property or the Improvements or any portion thereof, and of all proposed changes in ownership interests.

(c) Except as otherwise expressly permitted herein, in the event ownership of the Property or the Improvements, or any part thereof, becomes vested in any person or entity other than Grantor, without the prior written approval of Grantee, Grantee may, without notice to Grantor, waive such default and deal with such successor or successors in interest with reference to this Security Deed, the Note and the other Loan Documents in the same manner as with Grantor, without prior approval or consent of Grantor and without in any way releasing, discharging or otherwise affecting the liability of Grantor hereunder for the Indebtedness Secured Hereby, or for payment or performance of any of the Obligations. No sale, transfer or conveyance of the Property or the Improvements, no forbearance on the part of Grantee, no extension of the time for the payment of the Indebtedness Secured Hereby or the performance or payment of the Obligations or any change in the terms thereof consented to by Grantee shall in any way whatsoever operate to release, discharge, modify, change or affect the original liability of Grantor herein, either in whole or in part, nor shall the full force and effect of this lien and interest be altered thereby. Any deed conveying the Property, or the Improvements or any part thereof, shall provide that the grantee thereunder assumes all of the grantor’s obligations under this Security Deed, the Note and the other Loan Documents but nothing herein shall be deemed to be a consent to any transfer. In the event such deed shall not contain such assumption, the grantee under such deed shall nevertheless be deemed to have assumed such obligations by acquiring the Property, the Improvements or such portion thereof subject to this Security Deed.

(d) Grantor shall not voluntarily, involuntarily or by operation of law, sell, assign, transfer or otherwise dispose of the Collateral or any interest therein and shall not otherwise do or permit anything to be done or occur that may impair the Collateral as security hereunder except so long as no Event of Default has occurred and is continuing hereunder or under the Note or under any other Loan Documents: (1) Grantor shall be permitted to sell or otherwise dispose of the Collateral consisting of equipment when absolutely worn out, inadequate, unserviceable or unnecessary for use in the operation of the Deed Property or in the conduct of the Grantor’s Business upon the Property, replacing the same or substituting for the same other collateral at least equal in value, utility and quality to the initial value, utility and quality of that disposed of and in such a manner so that such replacement property shall be subject to the security interest created hereby and so that the security interest of Grantee hereunder shall be the first priority security interest therein; and (2) Grantor may sell items of inventory in the ordinary course of Grantor’s Business. In the event the Collateral is sold in connection with the sale of the Property, Grantor shall require, as a condition of the sale, that the buyer specifically agree to assume Grantor’s obligations as to the security interest herein granted and to execute whatever agreements and filings deemed necessary by Grantee to maintain its perfected security interest in the Collateral but nothing herein shall be deemed to be a consent to any sale or transfer.

3.14 Advances. If Grantor shall fail to perform any of the covenants herein contained or contained in the Note or any other Loan Documents, Grantee may, but without obligation to do so, make advances to perform same in Grantor’s or on its behalf, and all sums so advanced shall be a lien upon the Deed Property and shall be secured by this Security Deed. Grantor shall repay on demand all sums so advanced in its or Grantee’s behalf with interest thereon at the Default Rate of interest under the Note from the time of such advance. Nothing herein contained shall prevent any such failure to perform on the part of Grantor from constituting an Event of Default as defined below or under the Note or any other Loan Documents.

3.15 Financial Statements/Records.

(a) In addition to any reports required to be delivered to Grantee under the Note or other Loan Documents, Grantor shall deliver to Grantee, within one hundred twenty (120) days after the end of each of Grantor’s fiscal years: (i) (A) an annual operating statement for the Deed Property and all business activities conducted thereon or therefrom, (B) a current detailed rent roll listing each tenant, the space and amount of space occupied, the annual rental, the rental rate per rentable square foot, the term of such tenant’s Lease and the amount thereof remaining, the lease term expiration and execution dates, and all reimbursements, operating costs, expenses, rent, taxes and other sums paid and payable by such tenant, (C) a report showing a breakdown of all items of revenue and expense, and (D) a balance sheet and statement of profit and loss with respect to the operation of the Deed Property, setting forth with each fiscal year beginning with the second fiscal year in comparative form the figures for the previous fiscal year; and (ii) satisfactory financial statements of Grantor, including without limitation an annual operating statement, a balance sheet, a statement of income, and a statement of cash flows; and (iii) satisfactory financial statements of NNN Healthcare/Office REIT, Inc., including without limitation, an annual operating statement, a balance sheet, a statement of income, and a statement of cash flows; all in reasonable detail and in form satisfactory to Grantee, and certified as true, accurate, complete and correct by a duly authorized officer, general partner, or manager of Grantor (or the party to whom the financials relate) or by Borrower’s in-house certified public accountant. Grantor agrees to keep adequate books and records of account in accordance with generally accepted accounting principles consistently applied or in accordance with a cash basis accounting system or other accounting system acceptable to Grantee, that is consistent with prior years and to retain and hold such books and records for any given fiscal year for a period of at least three years after the expiration of such fiscal year. Grantor shall permit Grantee, and its agents, accountants and attorneys, to visit and inspect the Deed Property and examine its books and records of account and to discuss its affairs, finances and accounts with Grantor, at such reasonable times as Grantee may request.

(b) In addition to the reports and financial statements referred to in Section 3.15(a) above or in any other Loan Documents, upon or at any time after the occurrence or existence of any Event of Default under this Security Deed or under any other Loan Documents, and upon 60 days written demand from Grantee, Grantor shall cause to be delivered to Grantee along with the next reports and financial statements required above, certified financial statements of Grantor prepared and certified by Grantor’s Chief Financial Officer.

3.16 Time. Grantor agrees that time is of the essence hereof in connection with all obligations of Grantor herein or in the Note or any other Loan Documents.

3.17 Estoppel Certificates. Grantor, within ten business days after written request from Grantee, shall furnish to Grantee a duly acknowledged and certified written statement setting forth the amount secured by this Security Deed, stating either that no setoffs or defenses exist against this Security Deed or the Indebtedness Secured Hereby or the Obligations or, if such setoffs or defenses are alleged to exist, the nature and description thereof and stating such other matters concerning the Note, this Security Deed, the other Loan Documents, the Deed Property and/or Grantor as Grantee may request.

3.18 Distributions to Equity Owners. Grantor shall not make any distributions to its equity owners at any time during which an Event of Default has occurred and is continuing or during which an event has occurred and is continuing which with the giving of notice or the passage of time, or both, would be or become an Event of Default.

3.19	Environmental Compliance.

(a) As used herein, the following terms shall have the following meanings:

(i) “Hazardous Materials” means any asbestos, PCB’S, formaldehyde, carcinogens, hydrocarbons and other petroleum products or by-products, harmful or toxic chemicals, pollutants, contaminants, flammables, explosives, asbestos-containing materials, radioactive or radon-containing materials, mold and mycotoxins, and other gases, substances, chemicals, and materials defined under federal, state or local laws and regulations (whether now existing or hereafter enacted, formulated or imposed) as “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic substances,” “pollutants” or “contaminants.” The term “Permitted Hazardous Materials” means commercially sold products otherwise within the definition of the term “Hazardous Materials,” but (1) which are used or disposed of by Grantor or used or sold by tenants of the Deed Property in the ordinary course of their respective businesses, (2) the presence of which product is not prohibited by Applicable Environmental Laws, and (3) the use and disposal of which are in all respects in accordance with Applicable Environmental Laws.

(ii) “Applicable Environmental Law(s)” means all statutes, laws, ordinances, acts, rules, regulations, decrees, and rulings of all Governmental Authorities which relate or pertain to health, safety, the environment or hazardous materials, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C.A. § 9601 et seq. (“CERCLA”); the Resource Conservation and Recovery Act of 1976, 42 U.S. C.A. § 6901 et seq.; the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C.A. § 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.A. § 5101 et seq.; the Toxic Substances Control Act, 15 U.S.C.A. § 2601 et seq.; the Clean Air Act, 42 U.S.C.A. § 7401 et seq.; the Clean Water Act, 33 U.S.C.A. § 1251 et seq.; and all similar or related laws of the State of Georgia, and all environmental regulation, cleaning or control laws of the State of Georgia, all as amended from time to time.

(iii) “Disposal,” “release,” “threatened release,” “use,” “storage,” “disposition,” and “manufacture” shall have the definitions assigned thereto by CERCLA or other Applicable Environmental Laws.

(b) Grantor hereby represents and warrants to Grantee that (i) the Deed Property does not contain or incorporate and, to Grantor’s knowledge after due inquiry, is not threatened with contamination from Hazardous Materials; (ii) to the best of Grantor’s knowledge after due investigation, the Deed Property has never been used in connection with the handling, generation, storage, disposal, manufacture or release of Hazardous Materials; (iii) to the best of Grantor’s knowledge after due inquiry, there have been no releases and there are no threatened releases of Hazardous Materials on, onto, from, or under the Deed Property; (iv) all current, and to the best of Grantor’s knowledge after due investigation, all past uses of the Deed Property comply with all Applicable Environmental Laws; (v) Grantor has never received notice of, and has no knowledge of a violation of any Applicable Environmental Law, and no action has been commenced or, to the best of Grantor’s knowledge after due inquiry, threatened for non-compliance with any such laws; (vi) Grantor has not obtained and is not required by any Applicable Environmental Law to obtain any permit or license to construct or use the Deed Property; (vii) to the best of Grantor’s knowledge after due inquiry, the Deed Property does not contain and has never contained an underground storage tank (including without limitation, a tank for which a permit to operate was obtained under the Underground Storage of Hazardous Substances Act or other Applicable Environmental Law); (viii) to the best of Grantor’s knowledge after due inquiry, no event has occurred which requires or required the owner of the Deed Property to give any Governmental Authority notice of any spill, release, threatened release, disposal, disposition or existence of Hazardous Materials on, around, under or from the Deed Property; and (ix) there has been no litigation brought or, to the best of Grantor’s knowledge, threatened against Grantor or to Grantor’s knowledge any prior owner of the Deed Property, nor have any settlements been reached by or with Grantor or to Grantor’s knowledge any other party alleging the presence, generation, disposal, disposition, release, or threatened release of any Hazardous Materials on, onto, from, or under the Deed Property.

(c) Grantor shall not use or permit the use (by lease or otherwise) of the Deed Property for the generation, manufacture, release, transportation, treatment, handling, storage, or disposal of Hazardous Materials, other than Permitted Hazardous Materials.

(d) Grantor shall keep and maintain the Deed Property and require all tenants, occupants, licensees and users of any portion of the Deed Property to keep and maintain the Deed Property in compliance with all Applicable Environmental Laws.

(e) Grantor shall clean up and lawfully dispose of all Hazardous Materials promptly upon discovery thereof.

(f) Grantor shall provide Grantee with immediate written notice: (i) of Grantor’s obtaining knowledge of any potential or known release, spill or threatened release of Hazardous Materials on, onto, from or under the Deed Property, whether from a federal, state or other Governmental Authority, or otherwise; or (ii) of all claims made or threatened by any third party relating to any loss or injury from Hazardous Materials in, on, from, or under the Deed Property.

(g) Grantor shall report any release or spill of Hazardous Materials in accordance with Applicable Environmental Laws.

(h) Grantor shall promptly deliver to Grantee copies of any documents relating to any governmental proceedings relating to Hazardous Materials and all engineering reports, test reports and laboratory analyses concerning the Hazardous Materials affecting the Deed Property.

(i) If any Governmental Authority requires the investigation of the Deed Property and/or groundwater for the existence of Hazardous Materials, or Grantee reasonably suspects or believes that there exists the threat of or there has been Hazardous Materials contamination of the Deed Property and/or groundwater, Grantor, at its expense, shall promptly and thoroughly investigate the Deed Property and/or groundwater for Hazardous Materials contamination. The professionals retained by Grantor and the scope of any such investigation shall be subject to Grantee’s reasonable approval. In the event Grantor fails to complete an investigation for Hazardous Materials when required by this Section, or if an Event of Default hereunder or under any other Loan Documents (or an event which but for the passage of time or giving of notice would constitute an “Event of Default”) occurs, Grantee may, in its sole and absolute discretion, enter the Deed Property and conduct the investigation at the expense of Grantor, after giving not less than five days written notice to Grantor. Such investigation may include obtaining one or more environmental assessments of the Deed Property prepared by a geohydrologist, an independent engineer or other qualified consultant or expert evaluating or confirming (i) whether any Hazardous Materials are present in, on, under or adjacent to the Deed Property and (ii) whether the use and operation of the Deed Property comply with Applicable Environmental Laws. Environmental assessments may include detailed visual inspections of the Deed Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and groundwater samples, as well as such other investigations, tests or analyses as are necessary or appropriate for a complete determination of the compliance of the Deed Property and the use and operation thereof with all Applicable Environmental Laws.

(j) In the event of any change in the laws governing the assessment, existence, release or removal of Hazardous Materials, such as but not limited to, the identification of a new hazardous substance to be included in the definition of Hazardous Materials, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, Grantor shall take all such action (including, without limitation, the conducting of engineering tests at the sole expense of Grantor) to confirm that no Hazardous Materials are present on the Deed Property.

(k) Grantor hereby agrees unconditionally that (i) absent an Event of Default, Grantee or its agents shall have the right to enter upon and inspect the Property at any reasonable time upon five days’ written notice at Grantee’s expense; and (ii) while an Event of Default exists, Grantee or its agents shall have the right to enter upon and inspect the Property at any time without notice at Grantee’s expense.

(l) Grantor hereby agrees unconditionally and absolutely to defend, indemnify and hold harmless Grantee and its directors, officers, employees, and agents from and against any and all damages, diminution in value, penalties, fines, losses, liabilities, causes of action, suits, claims, demands, costs, investigatory costs, expert witness fees and costs, and expenses (including all out-of-pocket litigation costs and the fees and expenses of counsel and the costs and related expense of any clean-up or remediation) (other than damages, diminution in value, penalties, fines, losses, liabilities, causes of action, suits, claims, demands, costs, investigatory costs, expert witness fees and costs, and expenses resulting from the gross negligence or willful misconduct of Grantee) of any nature, directly or indirectly arising out of or in connection with: (i) the inaccuracy or incompleteness of any representation or warranty provided in this Section 3.19; (ii) the existence, use, generation, manufacture, migration, storage, spillage, release, threatened release, or disposal of Hazardous Materials (other than Permitted Hazardous Materials) on, onto, from or under the Deed Property; or (iii) any failure by Grantor to comply with the terms of any order of any federal, state or local authority or Governmental Authority having regulatory authority over environmental matters. Grantor’s obligations under this Section shall survive the closing and disbursement of the funds evidenced by the Note, payment of the Note, payment and performance of the Obligations, any release, reconveyance, discharge or foreclosure of this Security Deed, conveyance by deed in lieu of foreclosure, transfer by Grantee’s sale, and any subsequent conveyance of the Deed Property.

3.20 Maintenance of Parking and Access. Grantor shall construct, keep and constantly maintain, as the case may be, all curbs, drives, parking lots or areas and the number of parking spaces required by any Governmental Authority or other body, agency or authority having jurisdiction over Grantor or any of the Deed Property.

3.21 Property Manager. The exclusive manager of the Deed Property shall be Grantor or such other manager as may be obtained by Grantor and approved in advance and in writing by Grantee, which approval shall not be unreasonably withheld. At any time an Event of Default occurs or exists, Grantee shall have the right, but not the obligation, to select the manager of the Deed Property, such selection to be made at Grantee’s sole and absolute discretion. The exclusive leasing agent of the Property and the Improvements, if other than the foregoing party, shall be first approved in writing by Grantee, which approval shall not be unreasonably withheld. The management and leasing contracts for the Deed Property shall be satisfactory to and subject to the written approval of Grantee, which approval shall not be unreasonably withheld, and shall be subordinate to this Security Deed or shall allow for their termination on 30 days notice by Grantee. Upon default in any of these requirements, which is not cured within the applicable cure period, if any, then the whole of the Indebtedness Secured Hereby and the payment of the Obligations shall, at the election of Grantee, become immediately due and payable, together with any default interest and late payment charges required by the Note, and Grantee shall be entitled to exercise any or all remedies provided for or referenced in this Security Deed or any other Loan Documents.

3.22 Payment of Junior Encumbrances. Grantor shall not permit any default or delinquency under any other lien, Imposition, charge or encumbrance against the Deed Property, even though junior and inferior to the lien and interest of this Security Deed; provided, however, the foregoing shall not be construed to permit or to be Grantee’s consent to any other liens or encumbrances against the Deed Property, except as specifically permitted in this Security Deed.

3.23 Alteration, Removal and Change in Use of Property Prohibited. Grantor agrees not to permit or suffer any of the following without the prior written consent of Grantee, which consent shall not be unreasonably withheld:

(a) Any structural alteration of, or addition to, the Property or the Improvements as now or hereafter situated upon the Property or the addition of any new Improvements thereto, except for the erection of non load-bearing interior walls; or

(b) The use of any of the Deed Property other than for the operation of Grantor’s Business; or

(c) Any change in the present zoning classification of the Property.

3.24 Conveyance of Mineral Rights Prohibited. Grantor agrees that the making of any oil, gas or mineral lease or the sale or conveyance of any oil, gas or mineral lease or the sale or conveyance of any mineral interest or right to explore for minerals under, through or upon the Property would impair the value of the Property; and that Grantor shall have no right, power or authority to lease the Property, or any part thereof, for oil, gas or other mineral purposes, or to grant, assign or convey any mineral interest of any nature, or the right to explore for oil, gas and other minerals, without first obtaining from Grantee express written permission therefor (which permission may be given or withheld in Grantee’s sole and absolute discretion), which permission shall not be valid until recorded among the real property records of the County in which the Property is situated. Grantor further agrees that if Grantor shall make, execute, or enter into any such lease or attempt to grant any such mineral rights without the prior written consent of Grantee, then Grantee shall have the option, without notice, to declare the same to be a default hereunder and to declare the Indebtedness Secured Hereby and all Obligations immediately due and payable. Whether Grantee shall consent to such lease or grant of mineral rights, Grantee shall receive the entire consideration to be paid for such lease or grant of mineral rights, with the same to be applied to the Indebtedness Secured Hereby, the Obligations or either of them, in such manner as Grantee may designate, notwithstanding the fact that the amount owing thereon may not then be due and payable or the said amounts are otherwise adequately secured; provided, however, that the acceptance of such consideration shall in no way impair the lien and interest of this Security Deed on the Deed Property.

ARTICLE IV

SECURITY AGREEMENT AND FINANCING STATEMENT
UNDER UNIFORM COMMERCIAL CODE

4.01 Security Agreement and Financing Statement. To the extent any Collateral covered by this Security Deed consists of rights in action or personal property covered by the UCC, this Security Deed constitutes a security agreement and financing statement as defined thereunder and Grantor hereby grants to Grantee a security interest in the Collateral.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THIS SECURITY DEED SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO ALL GOODS CONSTITUTING A PART OF THE COLLATERAL WHICH ARE OR ARE TO BECOME FIXTURES RELATED TO THE PROPERTY. FOR PURPOSES OF THE UCC THE FOLLOWING INFORMATION IS FURNISHED:

(a) The name and address of the record fee owner of the real estate described in this instrument is the Grantor, and the Grantor’s full legal name and address are exactly as set forth in the preamble on page one of this Security Deed and are incorporated herein by this reference;

(b) The name and address of the debtor is that of the Grantor, the full legal name and address of which are exactly as set forth in the preamble on page one of this Security Deed and are incorporated herein by this reference;

(c) The Grantor is an organization organized and registered under the laws of the State of Georgia, and Grantor’s organizational identification number is 07086523;

(d) The Grantor has not changed its legal name or its organizational status in the five-year period preceding the date hereof;

(e) The name and address of the secured party is that of the Grantee, whose full name and address are set forth in the preamble on page one of this Security Deed and are incorporated herein by this reference;

(f) Information concerning the security interest evidenced by this instrument may be obtained from the secured party at its address above; and

(g) This document also covers goods that are or are to become Fixtures.

This Security Deed shall be self-operative with respect to any Collateral covered by this Security Deed which consists of rights in action or personal property covered by the UCC, but Grantor agrees to execute and/or deliver on demand such security agreements, financing statements or other instruments as Grantee may request to impose the lien hereof more specifically upon any of such property and to pay the recording and/or filing fees associated therewith. Grantor hereby (i) authorizes Grantee to file all financing statements, amendments and continuations as may be required from time to time to establish, maintain and/or continue the perfection of the security interest granted under the Security Deed and (ii) expressly waives any right the Grantor may have to require that the Grantee comply with the UCC counterparts of the provisions of section 9-610 or 9-615 of the Uniform Commercial Code.

4.02 Purchase Money Security Interests, Leases. If the lien and interest of this Security Deed on any such property is now, or shall hereafter be, subject to a prior security interest covering such property, by reason of a purchase money security interest or otherwise, then in the event of any default hereunder, all the right, title and interest of Grantor in and to any and all deposits thereon is hereby assigned to Grantee, together with the benefit of any payments now or hereafter made thereon but nothing herein shall be deemed to be a consent to any prior security interest.

In the event Grantor owns or acquires only a lessee’s interest in any Personalty or Fixtures, then, in addition to the foregoing requirements, before any of such property is placed in, on or about the Property:

(a) The written approval of Grantee to the leasing agreements under which Grantor owns or acquires such lessee’s interest shall first be obtained, and

(b) All consents of the lessor under any such leasing agreements to such security interest of Grantee, and all agreements of such lessor in favor of Grantee deemed necessary by Grantee, shall first be obtained to the satisfaction of Grantee.

It is understood and agreed that, in order to protect Grantee from the effect of the UCC counterpart of section 9-334 of the Uniform Commercial Code, as amended from time to time, in the event that Grantor intends to purchase any goods which may become Fixtures attached to the Property or the Improvements, or any part thereof, and such goods will be subject to a purchase money security interest held by a seller or any other Person:

(i) Grantor shall, before executing any security agreement or other document evidencing such security interest, obtain the prior written approval of Grantee, and all requests for such written approval shall be in writing and contain the following information:

(A)	a description of the property to be replaced, added to, installed or substituted; and

(B)	the name and address of the proposed holder and proposed amount of the security interest.

Grantor’s execution of any such security agreement or other document evidencing such security interest without Grantee’s prior written approval shall constitute an Event of Default hereunder and an Event of Default under the Note and other Loan Documents. No consent by Grantee pursuant to this subsection shall be deemed to constitute an agreement to subordinate any right of Grantee in Fixtures or other property covered by this Security Deed.

(ii) If at any time Grantor fails to make any payment on an obligation secured by a purchase money security interest in any Personalty or any Fixtures, Grantee, at its option, may at any time pay the amount secured by such security interest. Any money paid by Grantee under this subsection, including any expenses, costs, charges and attorneys’ fees incurred by Grantee shall be reimbursed to Grantee upon demand, shall be secured by this Security Deed and shall bear interest at the Default Rate (as defined under the Note) from the date advanced until paid. Grantee shall be subrogated to the rights of the holder of any such purchase money security interest in such Personalty or Fixtures.

(iii) Grantee shall have the right to acquire by assignment from the holder of such security interest any and all contract rights, accounts receivable, negotiable or non-negotiable instruments, or other evidence of Grantor’s indebtedness for such Personalty or Fixtures, and, upon acquiring such interest as assignee thereof, to enforce same in accordance with the terms and provisions of the UCC and in accordance with any other provisions of law.

(iv) Whether or not Grantee has paid the Indebtedness Secured Hereby or taken an assignment of such security interest, Grantor covenants to pay all sums and perform all obligations secured thereby, and if Grantor at any time shall be in default under such security agreement, it shall constitute an Event of Default under this Security Deed.

(v) The provisions of sub-subsections (i), (ii), (iii), and (iv) above shall not apply if the goods which may become Fixtures are of at least equivalent value and quality as any property being replaced and if the rights of the party holding such security interest have been expressly subordinated, at no cost to Grantee, to the lien and interest and security interest of this Security Deed in a manner satisfactory to Grantee.

4.03 General. Grantor agrees that all property of every nature and description, whether real or personal, covered by this Security Deed, together with all personal property in which Grantee has a security interest by reason of a separate agreement or instrument, are encumbered as one unit, and that, upon the occurrence of any Event of Default under this Security Deed or under the Note or other Loan Documents, Grantee may, at Grantee’s option, pursuant to the UCC counterpart of section 9-610 of the Uniform Commercial Code, foreclose and sell all such property in the same proceeding, and all such property may, at Grantee’s option, be sold as such in one unit as a going business. The filing or recording of any financing statement relating to the Fixtures, the Personalty or any other rights or interests generally or specifically described herein shall not be construed to diminish or alter any of Grantee’s rights or priorities hereunder.

Grantor and Grantee agree that nothing herein contained shall be construed as in any way derogating from or impairing the hereby stated intention of the parties that to the maximum extent permitted by law, everything used in connection with the production of income from the Deed Property and/or adapted for the use therein and/or which is described or reflected in this Security Deed is, and at all times and for all purposes and in all proceedings, both legal or equitable, shall be regarded as, part of the real estate irrespective of whether (a) any such item is physically attached to the Improvements, (b) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained therein or in any list filed with the Grantee, or (c) any such item is referred to or reflected in any financing statement filed at any time. Similarly, the mention in any financing statement of (i) the rights in or the proceeds of any fire and/or hazard insurance policy, or (ii) any award in eminent domain proceedings for a taking or for loss of value, or (iii) the Grantor’s interest as lessor in any present or future Lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to a Lease or otherwise shall never be construed as in anywise altering any of the rights of Grantee as determined by this instrument or impugning the priority of Grantee’s lien granted hereby or by any other recorded document, but such mention in said financing statement is declared to be for the protection of Grantee in the event any court or judge shall at any time hold with respect to (a), (b) and (c) above that notice of Grantee’s priority of interest to be effective against a particular class of person, including, but not limited to, the federal government, must be filed in the UCC records. For purposes of treating this Security Deed as a security agreement and financing statement, Grantee shall be deemed to be the secured party and Grantor shall be deemed to be the debtor.

ARTICLE V

LEASES AND RENTS

5.01 Grantor to Comply with Leases. Grantor will, at its sole cost and expense:

(a) Faithfully abide by, perform and discharge each and every obligation, covenant and agreement under any Leases.

(b) Enforce or secure the performance of each and every obligation, covenant, condition and agreement of each Lease by the tenants thereunder to be performed.

(c) Not borrow against, pledge or further assign any Rents due under any Leases.

(d) Not permit the prepayment of any Rents due under any Lease more than thirty (30) days in advance nor anticipate, discount, compromise, forgive or waive any such Rents.

(e) Not waive, excuse, condone or in any manner release or discharge any tenants of or from the obligations, covenants, conditions and agreements by said tenants to be performed under the Leases. Notwithstanding the foregoing, Grantor shall be entitled to release or discharge any tenants of or from the obligations, covenants, conditions and agreements with respect to any of the Leases which is not a Major Lease (defined below) so long as Grantor’s actions are consistent with reasonable and prudent business judgment and do not materially diminish the value of the Leases and Rents as security for repayment of the Indebtedness Secured Hereby.

(f) Except for lease renewals pursuant to the terms of existing leases as of the date hereof, not enter into, materially modify, alter or waive any Lease or any part or provision thereof, or terminate or cancel any Lease, or any part or provision thereof, except as approved in advance and in writing from time to time by Grantee. Notwithstanding the foregoing, Grantor shall be entitled to enter into, modify, amend, terminate (upon a default by the tenant), compromise, discount or waive rents, or waive or excuse tenant performance with respect to any of the Leases which is not a Major Lease (defined below) so long as Grantor’s actions are consistent with reasonable and prudent business judgment and do not materially diminish the value of the Leases and Rents as security for repayment of the Indebtedness Secured Hereby. For the purpose of the foregoing, a “Major Lease” shall mean any Lease in which the occupied space equals or exceeds 5,000 square feet.

(g) Promptly provide to Grantee executed copies of any Leases, and amendments, renewals or modifications to Leases, entered into by Grantor from and after the date of this Security Deed.

(h) Submit to Grantee for Grantee’s prior written approval any standard lease forms that Grantor uses or intends to use in connection with the Property or Improvements.

(i) Deliver to Grantee a copy of each notice of default or breach given to Grantor, at the same time as such notice is given to Grantor, regarding any Grantor default or breach under any Lease.

5.02 Grantee’s Right to Perform under Leases. Should Grantor fail to perform, comply with, or discharge any obligations of Grantor under any Lease or should Grantee become aware of or be notified of a failure on the part of Grantor to so perform, comply with, or discharge its obligations under said Lease, Grantee may, but shall not be obligated to, and without further demand upon Grantor, and without waiving or releasing Grantor from any obligation contained in this Security Deed, remedy such failure, and Grantor agrees to repay upon demand all sums incurred by Grantee in remedying any such failure together with interest at the Default Rate (as defined under the Note). All such sums, together with interest as aforesaid shall become additional Indebtedness Secured Hereby, but no such advance shall be deemed to relieve the Grantor from any default hereunder.

5.03 Absolute Assignment of Rents. Grantor does hereby absolutely and unconditionally assign and transfer unto Grantee all of its right, title and interest in and to all existing and future Leases and all of the Rents now due and which may hereafter become due, it being the intention of this Security Deed to establish an absolute transfer and assignment of all such right, title and interest under the Leases and all of the Rents unto the Grantee. The foregoing assignment shall extend to and cover any and all extensions and renewals of existing and future Leases and to any and all present and future rights against any guarantors of any such obligations. Notwithstanding the foregoing assignment, Grantee shall not be obligated to perform or discharge any obligation, duty or liability under any of the Leases, or under or by reason of the foregoing assignment, and Grantor shall and does hereby agree to indemnify, defend and to hold Grantee harmless for, from and against any liability, loss or damage which it might incur under any Lease or under or by reason of the foregoing assignment and from any claims and demands whatsoever which may be asserted against it by reason of any alleged obligation or undertaking on Grantee’s part to perform or discharge any of the terms, covenants or agreements contained in the Leases; provided, however, that Grantor shall not be obligated to indemnify and hold harmless Grantee from any demands or claims caused solely by the gross negligence or willful misconduct of Grantee. In pursuance of the foregoing assignment, and not in lieu thereof, Grantor shall, on demand, give Grantee separate specific assignments of Rents and Leases covering some or all of the Leases, the terms of such assignments being incorporated herein by reference. Grantor does hereby irrevocably appoint Grantee its true and lawful attorney in its name and stead, which appointment is coupled with an interest, to collect all Rents; provided, Grantee grants Grantor the revocable license and privilege to collect the Rents unless and until an Event of Default occurs or exists under this Security Deed or under the Note or any other Loan Document. During any period that Grantor’s license to collect the Rents is in effect, Grantor shall hold all Rents collected by it in trust for the benefit of Grantee and shall use them in the following order of priority:

(a) To payment of all attorney’s fees and professional fees incurred by Grantee and to the reasonable fees of the independent contractor or receiver, if any, selected by Grantee or approved by a court;

(b) To payment of all delinquent or current real estate taxes and special assessments payable with respect to the Property, or if the Deed of Trust requires periodic escrow payments for such taxes and assessments, to the escrow payments then due;

(c) To payment of all premiums then due for the insurance required by the provisions of this Deed of Trust, or if the Deed of Trust requires periodic escrow payments for such premiums to the escrow payments then due;

(d) To pay the costs of maintaining the Deed Property in the condition required under Section 3.05 of this Security Deed;

(e) To pay the principal of (including prepayment premiums, if applicable, and late charges, if any) and interest on the Indebtedness Secured Hereby and any other sums then due and owing under the Note, this Security Deed or any of the other Loan Documents; and

(f) To pay the costs of performing or discharging any of Grantor’s other obligations under this Security Deed.

Provided that no Event of Default then exists under the Note, this Security Deed or any of the other Loan Documents (and no event has occurred that, with the giving of notice or the passage of time would constitute such an Event of Default) after application of the Rents as provided in (a) through (f) above, Grantor may retain any remaining Rents for its account. Upon an Event of Default under this Security Deed or under the Note or any other Loan Documents, and whether before or after the institution of proceedings to sell the Deed Property or foreclose this Security Deed or during any period of redemption or reinstatement and without regard to waste, adequacy of the security or solvency of the Grantor, Grantee may revoke the revocable license and privilege granted Grantor hereunder to collect the Rents, and may, at its option, without notice in person or by agent, with or without taking possession of or entering the Property, with or without bringing any action or proceeding or by a receiver duly appointed, give, or require Grantor to give, notice to any or all tenants under any Lease authorizing and directing the tenant to pay such Rents to Grantee, such agent, or receiver as the case may be; collect all of the Rents; enforce the payment thereof and exercise all of the rights of the landlord under any Lease and all of the rights of Grantee hereunder; enter upon, take possession of, manage and operate the Deed Property, or any part thereof; cancel, enforce or modify any Leases; fix or modify Rents; and do any acts which the Grantee deems proper to protect the security hereof. Grantor hereby expressly consents in advance to the appointment of a receiver applied for and selected by or for Grantee at any time upon or after an Event of Default under this Security Deed, under the Note or under any other Loan Documents whether or not foreclosure proceedings have been commenced or concluded and whether or not a foreclosure sale has occurred. Any Rents collected shall be applied to the costs and expenses of operation, management and collection, including reasonable attorneys’ fees, to the payment of the fees and expenses of any agent or receiver so acting, to the costs incurred by the Grantee, including attorneys’ fees, to the payment of taxes, assessments, insurance premiums and expenditures for the management, repair and upkeep of the Deed Property, to the performance of landlord’s obligations under any Leases and to the Indebtedness Secured Hereby and the Obligations all in such order, amounts and manner as the Grantee may require. The entering upon and taking possession of the Deed Property, the collection of such Rents and the application thereof as aforesaid shall not cure or waive any Event of Default under this Security Deed or affect any notice of default or invalidate any act done pursuant to such notice nor in any way operate to prevent Grantee from pursuing any other remedy which it may now or hereafter have under the terms of this Security Deed or any other security given for the Indebtedness Secured Hereby nor shall it in any way be deemed to constitute Grantee to be a “mortgagee-in-possession.” Each Lease or short form thereof, shall at Grantee’s option be filed for record in the local recording office of the county where the Property is located. Also, to the extent required by the Grantee, each tenant shall execute an estoppel certificate and acknowledge receipt of a notice of the assignment of its Lease, all satisfactory in form and content to the Grantee.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

6.01 Events of Default. The occurrence of any of the following shall be an event of default hereunder (“Event of Default”):

(a) Failure to pay the Indebtedness Secured Hereby or to make any payment of money or to pay, perform or discharge any monetary or financial obligation or any other Obligation on the date when the same is due in accordance with the terms of the Note, this Security Deed or any other Loan Documents.

(b) Failure to deliver to Grantee any financial statements or reports as required hereunder or under the Note or any other Loan Documents where such failure is not remedied within fifteen (15) days after written notice of such failure.

(c) A default or an event of default under any other document or instrument that now or hereafter evidences or secures payment of the Note, and the expiration of any applicable cure period provided for therein.

(d) Transfer of title to the Property or Improvements or of any interest therein (except for non-Major Leases made in the ordinary course of business at market rates and terms), or any encumbrance thereof, without the prior written consent of Grantee, as provided for in Section 3.13 above.

(e) Breach, incorrectness or untruth of any warranties or representations contained herein, in the Note or any of the other Loan Documents where either: (i) such breach, incorrectness or untruth is intentional or fraudulent; or (ii) whether or not such breach, incorrectness or untruth is intentional or fraudulent, where such breach, incorrectness or untruth of such representation or warranty would have a material adverse impact on Grantee, Grantor, Grantor’s Business, the Deed Property, the ability of Grantor to pay or perform the Indebtedness Secured Hereby or to pay or perform the Obligations, the ability of Grantor to perform under the Loan Documents, or any rights, benefits, powers or privileges of Grantee under this Security Deed, the Note or any of the other Loan Documents.

(f) A default or event of default under, or institution of foreclosure or other proceedings to enforce, any second mortgage or junior security interest, lien or encumbrance of any kind upon the Property or any portion thereof but nothing herein shall be deemed to consent to or approve of any second or junior mortgage, security interest, lien or encumbrance.

(g) Should Grantor, any other Person who is or may become liable for all or any part of the Indebtedness Secured Hereby, or any of their successors and assigns, including, without limitation, the then current owners of any interest in the Property:

(i) File a petition under the Federal Bankruptcy Code or any similar law, state or federal, whether now or hereafter existing (hereafter referred to as a “Bankruptcy Proceeding”); or

(ii) File or issue any answer or document admitting insolvency or inability to pay its debts; or

(iii) Fail to obtain a vacation or stay of any involuntary Bankruptcy Proceeding within 60 days after the date filed, as hereinafter provided; or

(iv) Be the subject of an order for relief against it in any Bankruptcy Proceeding; or

(v) Have a custodian or trustee or receiver appointed for or have any court take jurisdiction of its property, or the major part thereof, in any involuntary proceeding for the purpose of reorganization, arrangement, dissolution, or liquidation if such trustee or receiver shall not be discharged or if such jurisdiction shall not be relinquished, vacated or stayed on appeal or otherwise within 60 days; or

(vi) Make an assignment for the benefit of its creditors; or

(vii) Admit its inability to pay its debts generally as they become due; or

(viii) Consent to an appointment of a custodian, receiver or trustee of all of its property, or the major part thereof.

(h) Should Grantor or any obligated Person take action to authorize any actions set forth in (g) above.

(i) Any written representation or disclosure (excluding any financial projections) made to Grantee by Grantor or any Guarantor in connection with or as an inducement to the making of the loan evidenced by the Note shall prove to be false or misleading in any material respect as of the time the same was made, whether or not any such representation or disclosure appears as part of this Security Deed.

(j) The abandonment of the Property by Grantor.

(k) Changing Grantor’s name, identity, structure or the jurisdiction under which Grantor is organized without Grantee’s prior written consent, or causing or permitting to occur any other event that would require Grantee to file a new financing statement under the UCC.

(l) Failure to procure and maintain insurance as provided herein or in any of the other Loan Documents.

(m) An event that is specified in any provision of this Security Deed as constituting an Event of Default.

(n) Failure to perform any of the other terms, covenants and conditions of the Note, this Deed of Trust or any of the other Loan Documents, provided that such default shall have continued for a period of 30 days after written notice of such default from Grantee, or, in the event such performance cannot reasonably be completed within 30 days, for a period reasonably necessary to complete such performance not exceeding a total of 60 days.

(o) Any other event not described above shall occur which, under this Security Deed, or under the Note, or any other Loan Documents constitutes a default by Grantor hereunder or thereunder or gives Grantee the right to declare the Indebtedness Secured Hereby or the payment or performance of any of the Obligations, or any part thereof, to be immediately due and payable.

6.02 Remedies. Upon or following the occurrence of any Event of Default Grantee shall have, at a minimum, the following rights and remedies:

(a) Acceleration. Grantee may declare the entire Indebtedness Secured Hereby (if not then due and payable) and the Obligations to be due and payable immediately, and notwithstanding the stated maturity in the Note, or any of the Loan Documents, the Indebtedness Secured Hereby and the Obligations, shall thereupon become and be immediately due and payable.

(b) Entry. Without regard to the value of the security, Grantee in person or by agent or by court-appointed receiver may enter upon, take possession of, manage and operate the Deed Property or any part thereof and do all things necessary or appropriate in Grantee’s sole, absolute, and uncontrolled discretion in connection therewith, including without limitation making and enforcing, and if the same are subject to modification or cancellation, modifying or canceling Leases upon such terms or conditions as Grantee deems proper, obtaining and evicting tenants, and fixing or modifying Rents, contracting for and making repairs and alterations, and doing any and all other acts which Grantee deems proper to protect the security hereof; and either with or without so taking possession, in its own name or in the name of Grantor, suing for or otherwise collecting and receiving the Rents, including those past due and unpaid, and applying the balance after paying costs and expenses of operation and collection, including attorneys’ fees, upon any Indebtedness Secured Hereby or the Obligations, and in such order as Grantee may determine. Upon request of Grantee, Grantor shall assemble and make available to Grantee at the site of the Property any of the Deed Property which has been removed therefrom. The entering upon and taking possession of the Deed Property, or any part thereof, or the collection of any Rents and the application thereof as aforesaid shall not cure or waive any Event of Default theretofore or thereafter occurring or affect any notice of default hereunder or invalidate any act done pursuant to any such Event of Default or notice and, notwithstanding continuance in possession of the Property or any part thereof by Grantee, Grantor or a receiver, and the collection, receipt and application of the Rents, Grantee shall be entitled to exercise every right provided for in this Security Deed and/or the other Loan Documents or by law or in equity. Subject to any notice provisions and other provisions affording Grantor an opportunity to cure defaults hereunder, any and all such actions may be taken by Grantee irrespective of whether any notice of default or election to sell has been given hereunder and without regard to the adequacy of the security for the Indebtedness Secured Hereby. The exercise by Grantee of any of the remedies provided herein shall be deemed an acceleration pursuant to subsection (a) of this Section 6.02.

(c) Judicial Action. Grantee may bring an action in any court of competent jurisdiction to foreclose this Security Deed or to enforce any of the covenants and agreements hereof which are specifically enforceable, and seek damages for the breach of other covenants and agreements.

(d) Power of Sale. Grantee may elect to cause the Deed Property or any part thereof to be sold as follows:

(i) Grantee may proceed as if all of the Deed Property were real property, in accordance with sub-subsection (iii) below, or Grantee may elect to dispose of the Personalty in accordance with sub-subsection (ii) below, separate and apart from the sale of the remainder of the Deed Property.

(ii) Grantee may dispose of any of the Personalty in any manner now or hereafter permitted by the UCC, or in accordance with any other remedy provided by law. Both Grantor and Grantee shall be eligible to purchase any part or all of such Personalty at any such disposition. Any such disposition may be either public or private, as Grantee may so elect, subject to the provisions of the UCC. Grantee shall give Grantor at least ten days prior written notice of the time and place of any public sale or other disposition of the Personalty or of the time at or after which any private sale or any other intended disposition is to be made, and such notice shall constitute commercially reasonable notice to Grantor.

(iii) Grantee may elect to sell the Property, Fixtures, Improvements, Rents and Leases and any Personalty Grantee has elected to treat as real property pursuant to the UCC, or any part thereof under the power of sale herein granted in any manner permitted by applicable law. Upon such election, Grantee is specifically authorized and empowered to sell and dispose of such property at public auction on the steps of, or at the usual place for conducting sales at, the courthouse in the County in which such property, or any part thereof, is located, to the highest bidder for cash, after advertising the time, terms and place of such sale once a week for four consecutive weeks immediately preceding such sale (but without regard to the number of days intervening between the date of publication of the first advertisement and the date of sale) in a newspaper of general circulation in which the sheriff’s sales are advertised in such county, all other notice being hereby waived by Grantor. Grantee, its agents, representatives, successors and assigns, may bid and purchase (and, in lieu of paying cash therefore, may make settlement for the purchase price by crediting against the Obligations the amount of the bid made therefore, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder, and any other sums which Grantee is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid) at such sale and conveyance of such property in fee simple, which conveyance shall contain recitals as to the default upon which the execution of the power of sale herein granted depends, and Grantor hereby constitutes and appoints Grantee the true and lawful attorney in fact of Grantor to make such recitals, sale and conveyance, and all of the acts of Grantee as such attorney in fact are hereby ratified and confirmed. Grantor agrees that such recitals shall be binding and conclusive upon Grantor and that the conveyance to be made by Grantee shall divest Grantor of all right, title, interest, equity and right of redemption, including any statutory redemption, in and to such property. Grantee shall collect the proceeds of such sale, and after reserving therefrom the entire Indebtedness Secured Hereby (including reasonable attorneys’ fees actually incurred) and all costs and expenses of such sale, shall pay any surplus to Grantor, all as provided by law. The power and agency hereby granted are coupled with an interest and are irrevocable by death or dissolution, or otherwise, and are in addition to any and all other remedies which Grantee may have hereunder, at law or in equity.

6.03 Proceeds of Sale. Unless otherwise required by applicable law (Grantor hereby waives any contrary provisions of Georgia law), the proceeds of any sale made under or by virtue of Section 6.02, together with all other sums which then may be held by Grantee under this Security Deed whether under the provisions of this Article VI or otherwise, shall be applied as follows:

FIRST: To the payment of the costs and expenses of any such sale, including the payment of Grantee’s reasonable attorney’s fees, actually incurred; to the payment of all expenses, liabilities and advances made or incurred by Grantee under this Security Deed, together with interest on all advances made by Grantee at the Default Rate (as defined in the Note).

SECOND: To the payment of any and all sums expended by Grantee under the terms of the Loan Documents, not then repaid, and all other sums (except advances of principal and interest thereon) required to be paid by Grantor pursuant to any provisions of this Security Deed, the Note or any of the other Loan Documents, together with interest thereon at the Default Rate (as defined under the Note).

THIRD: To the payment of the entire Indebtedness Secured Hereby and the amount of the Obligations with interest thereon at the Default Rate (as defined under the Note) until the same is paid in full.

FOURTH: The remainder, if any, to the Person or Persons legally entitled thereto.

6.04 Waiver of Marshaling. Grantor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien and interest of this Security Deed, hereby expressly waives and releases all rights (except as may be granted by the statutes of the State of Georgia and that cannot be waived by Grantor) to direct the order in which any of the Deed Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Deed Property and/or any other property now or hereafter constituting security for any of the Indebtedness Secured Hereby or the Obligations marshaled upon any foreclosure of this Security Deed or the holding of a Grantee’s sale hereunder, or of any other security for any of said indebtedness.

6.05 Remedies Cumulative. No remedy herein conferred upon or reserved to Grantee is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Grantee to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any Event of Default or any acquiescence therein; and every power and remedy given by this Security Deed to Grantee may be exercised from time to time as often as may be deemed expedient by Grantee. If there exists additional security for the payment of the Indebtedness Secured Hereby or the payment or performance of the Obligations, Grantee at its sole option, and without limiting or affecting any of its rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever rights and remedies it may have in connection with such other security or in such order as it may determine. Any application of any amounts or any portion thereof held by Grantee at any time as additional security hereunder, to any of the Indebtedness Secured Hereby or any of the Obligations shall not extend or postpone the due dates of any payments due from Grantor to Grantee hereunder or under the Note or any of the other Loan Documents, or change the amounts of any such payments or otherwise be construed to cure or waive any Event of Default or notice of default hereunder or invalidate any act done pursuant to any such Event of Default or notice.

6.06 Waivers by Grantor.

(a) Except as otherwise expressly set forth herein, Grantor and all Persons who are or may be or become liable to pay all or any part of the Indebtedness Secured Hereby waive any requirements of presentment, demands for payment, notices of nonpayment or late payment, protest, notices of protest, notices of dishonor and all other formalities. Grantor and all Persons who are or may become liable to pay all or any part of the Indebtedness Secured Hereby waive all rights and/or privileges it or they might otherwise have for redemption or reinstatement, or to require Grantee to proceed against or exhaust the assets encumbered hereby or by any other Loan Document or instrument securing the Note or the Obligations or to proceed against any Person who is or may become liable to pay all or any part of the Indebtedness Secured Hereby, or to pursue any other remedy available to Grantee in any particular manner or order under the legal or equitable doctrine or principle of marshalling and/or suretyship, and further agree that Grantee may proceed against any or all of the assets encumbered hereby or by any other Loan Document, in such order and manner as Grantee in its sole discretion may determine.

(b) GRANTOR HEREBY EXPRESSLY: (1) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE INDEBTEDNESS SECURED HEREBY AND THE POWER OF ATTORNEY GIVEN IN THIS SECURITY DEED TO GRANTEE TO SELL THE DEED PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT, WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY DEED; (2) WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE FIFTH AND FOURTEENTH AMENDMENTS TO THE CONSTITUTION OF THE UNITED STATES, THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY PROVIDED TO GRANTEE, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY DEED OR UNDER APPLICABLE LAW; (3) ACKNOWLEDGES THAT GRANTOR HAS READ THIS SECURITY DEED AND HAS BEEN AFFORDED THE OPPORTUNITY TO CONSULT WITH COUNSEL OF GRANTOR’S CHOICE CONCERNING THE PROVISIONS OF THIS SECURITY DEED PRIOR TO EXECUTING THE SAME; (4) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY; AND (5) AGREES THAT GRANTOR’S RIGHT TO NOTICE SHALL BE LIMITED TO THOSE RIGHTS (IF ANY) SPECIFIED IN THIS SECURITY DEED.

6.07 Additional Rights and Remedies. In the event Grantor fails or refuses to surrender possession of the Deed Property after any sale, Grantor shall be deemed a tenant at sufferance, subject to eviction by means of forcible entry and detainer proceedings, provided that this remedy is not exclusive or in derogation of any other right or remedy available to Grantee.

ARTICLE VII

MISCELLANEOUS

7.01 Taxation of Note and Security Deed. If at any time before the Indebtedness Secured Hereby is fully paid and the Obligations fully paid and performed, any law be enacted, deducting from the value of real estate, for the purposes of taxation, any lien thereon, or revising or changing in any way the laws now in force for the taxation of deeds of trust or bonds, or the debts secured hereby, for state or local purposes, or the manner of collection of such taxes, so as to affect adversely this Security Deed or the Indebtedness Secured Hereby, or the owner and holder thereof in respect thereto, then this Security Deed and the Indebtedness Secured Hereby and the Obligations shall at the option of Grantee without notice to any party, become immediately due and payable. If any such law should be enacted and to the extent permitted by such law, Grantor shall have the opportunity of paying to Grantee the amount of any additional cost or taxes to Grantee from such law. Grantor, upon demand by the Grantee, shall pay such taxes or assessments, or reimburse Grantee therefor, in which case Grantee shall not have the right to declare the Indebtedness Secured Hereby and the Obligations to be immediately due and payable; provided, however, that Grantor shall not have the right to pay to or reimburse Grantee for such taxes or assessments if in the opinion of counsel for Grantee: (a) it might be unlawful to require Grantor to make such payment; or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law. In such event, Grantee may elect, by notice in writing given to Grantor, to declare all of the Indebtedness Secured Hereby and the Obligations to be and become due and payable sixty (60) days from the giving of such notice. Notwithstanding the foregoing, it is understood and agreed that Grantor shall not be obligated to pay any portion of Grantee’s state and/or federal income tax.

7.02 Non-Waiver.

(a) By accepting payment of any sum secured hereby after its due date or altered performance of the Indebtedness Secured Hereby or any of the Obligations, Grantee shall not waive its right against any person obligated directly or indirectly hereunder or with respect to any Indebtedness Secured Hereby or any Obligations, either to require prompt payment when due of all other sums so secured or to take remedy for failure to make such prompt payment or full or unaltered performance. No exercise of any right or remedy by Grantor or Grantee hereunder shall constitute a waiver of any other right or remedy herein contained or provided by law.

(b) No delay or omission of Grantor or Grantee in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any default or acquiescence therein.

(c) Receipt of Rents, awards, and any other monies or evidences thereof, pursuant to the provisions of this Security Deed and any disposition of the same by Grantee shall not constitute a waiver of the right of foreclosure or a Grantee’s sale by or Grantee upon the occurrence of an Event of Default or failure of performance by Grantor of any covenant or agreement contained herein, in the Note, or in any of the other Loan Documents.

7.03 Protection of Security. Should Grantor fail to make any payment or to perform any covenant as herein provided, Grantee (but without obligation so to do and without notice to or demand upon Grantor and without releasing Grantor from any obligation hereon) may: (a) make or do the same in the manner and to such extent as Grantee may deem necessary to protect the security hereof, Grantee being authorized to enter upon the Deed Property for such purposes; (b) commence, appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Grantee; or (c) pay, purchase, contest, or compromise any encumbrance, charge or lien which in the reasonable judgment of Grantee is prior or superior hereto and, in exercising any such power, incur any liability and expend whatever amounts in its reasonable discretion may deem necessary therefor, including cost of evidence of title and counsel fees. Any expenditures in connection herewith shall constitute an advance hereunder and shall be immediately due and payable upon demand and shall bear interest from the date made until paid at the Default Rate (as defined under the Note).

7.04 Rule of Construction. When the identity of the parties hereto or other circumstances make it appropriate, as used in this Security Deed, any gender shall include any other gender, and the singular number shall include the plural. The headings of each article, section or subsection herein are for information and convenience only and do not limit or construe the contents of any provision hereof. The language in all parts of this Security Deed shall be in all cases construed simply, according to its fair meaning and not for or against Grantor or Grantee, regardless of which party drafted the particular language that is being construed, both parties having been represented by adequate counsel.

7.05 Severability. If any term of this Security Deed or the application thereof to any Person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Security Deed or the application of such term to Persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Security Deed shall be valid and enforceable to the full extent permitted by law.

7.06 Successors In Interest. This Security Deed applies to, inures to the benefit of, and is binding not only on the parties hereto, but also on their heirs, executors, administrators, successors and assigns (but nothing herein shall be construed as or deemed to constitute Grantee’s consent to any sale, transfer or conveyance of the Deed Property or any interest in Grantor). All obligations of Grantor hereunder and any Persons who are or may become liable to pay the Indebtedness Secured Hereby or any portion thereof are joint and several.

7.07 Notices. All notices to be given by Grantee or by to Grantor or by Grantor to Grantee pursuant to this Security Deed shall be sufficient if delivered to a nationally recognized overnight delivery service, addressed to the following described addresses of the parties hereto, or to such other address as a party may request in writing: (1) If to Grantor, then at its address first set forth above in this Security Deed; and (2) if to Grantee, then to 5400 University Avenue, West Des Moines, Iowa 50266, Attn: Real Estate and Commercial Mortgage Manager; with a copy to Morain & Pugh, P.L.C., 5400 University Avenue, West Des Moines, Iowa 50266. Any time period provided in the giving of any notice hereunder shall commence upon, and any notice given in accordance herewith shall be effective upon, the date delivered to said overnight delivery service.

7.08 Modifications. This Security Deed may not be amended, modified or changed nor shall any waiver of any provision hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

7.09 Governing Law. This Security Deed shall be construed according to and governed by the laws of the State of Georgia (excluding conflicts of law rules).

7.10 Waiver of Jury Trial. After consultation with counsel, Grantor and any Person who is or may become liable to pay or perform the Indebtedness Secured Hereby or any of the Obligations (or portions thereof) hereby knowingly, voluntarily, and intentionally waive, to the fullest extent permitted by applicable law, any right Grantor or any Person who is or may become liable to pay or perform the Indebtedness Secured Hereby or any of the Obligations (or portions thereof) may have to a trial by jury with respect to any litigation based upon this Security Deed, or arising out of, under or in connection with the Note, any other Loan Documents, or any other instrument relating to the subject matter hereof or any course of conduct, course of dealing, statements (whether verbal or written) or action of Grantee, of Grantor, or of any Person who is or may become liable to pay or perform the Indebtedness Secured Hereby or any one or more of the Obligations and acknowledges that this provision is a material inducement for the Grantee making the loan evidenced by the Note.

7.11 Captions. The captions set forth at the beginning of the various Sections of this Security Deed are for convenience only and shall not be used to interpret or construe the provisions of this Security Deed.

7.12 Grantor Not Released. Extension of the time for payment or modification of the terms of payment of any sums secured by this Security Deed granted by Grantee to any successor in interest of Grantor shall not operate to release, in any manner, the liability of the original Grantor. Grantee shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify the terms of payment of the sums secured by this Security Deed by reason of any demand made by the original Grantor. Without affecting the liability of any person, including Grantor, for the payment of any Indebtedness Secured Hereby, or the lien and interest of this Security Deed on the remainder of the Deed Property for the full amount of any such indebtedness unpaid, Grantee are empowered as follows: Grantee may from time to time and without notice: (a) release any person liable for the payment of any of the Indebtedness Secured Hereby or the Obligations, (b) extend the time or, with the consent of Grantor, otherwise alter the terms of payment of any of the Indebtedness Secured Hereby or the Obligations, (c) accept additional real or personal property of any kind as security therefor, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security, or (d) alter, substitute or release any property securing the Indebtedness Secured Hereby or the Obligations. Grantee may, at any time, and from time to time, upon the written request of Grantee (i) consent to the making of any map or plat of the Property or any part thereof, (ii) join in granting any easement or creating any restriction thereon, (iii) join in any subordination or other agreement affecting this Security Deed or the lien or charge hereof, or (iv) reconvey, without any warranty, all or any part of the Deed Property.

7.13 Statute of Limitations. The pleading of any statute of limitations as a defense to any and all obligations secured by this Security Deed is hereby waived by Grantor to the full extent permitted by law.

7.14 Consent. Wherever any consent or approval of Grantee is required hereunder, then, unless otherwise specifically provided herein, such consent or approval may be given or withheld in Grantee’s sole and absolute discretion. The granting or withholding of consent by Grantee to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions.

7.15 Concerning Information Supplied, Representations and Warranties. Grantor warrants that all documents and all information supplied or hereafter supplied to Grantee concerning Grantor or the Deed Property are and will continue to be true, correct, complete and without material adverse change until the Indebtedness Secured Hereby and all Obligations have been paid and performed in full. Grantor agrees to promptly notify Grantee in writing of any material adverse changes in any of the foregoing. All representations, warranties, covenants and agreements of Grantor made herein or in any certificate or other documents delivered to Grantee by or on behalf of Grantor or any Guarantor shall be deemed to have been relied upon by Grantee notwithstanding any investigation heretofore or hereafter made by Grantee or on its behalf, and shall continue in full force and effect as long as any of the Indebtedness Secured Hereby remains unpaid or any of the Obligations remain unpaid or unperformed.

7.17 Further Assurances. Grantor will, upon request of Grantee, promptly correct any defect, error or omission which may be discovered in the contents of this Security Deed or in the execution or acknowledgment hereof, and will execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or as may be reasonably requested by Grantee to carry out more effectively the purposes of this Security Deed, to subject to the lien, interest and security interest hereby created any of Grantor’s properties, rights or interests covered or intended to be covered hereby, and to perfect and maintain such interests, lien and security interests.

7.18 Attorneys’ Fees. In the event that it becomes necessary for Grantee to employ legal counsel or to take legal action to collect the Indebtedness Secured Hereby or the Obligations or otherwise to enforce any provision hereof, or to protect any of Grantee’s rights hereunder, Grantor and all Persons who are or may become liable to pay or perform all or part of the Indebtedness Secured Hereby and/or any one or more of the Obligations agree to pay to Grantee, in addition to taxable costs of any legal proceeding or action, reasonable attorneys’ fees actually incurred by Grantee, and all costs of preparation and conduct of such proceedings, including costs of title searches, grantee sale guaranties and title policy commitments, all of which shall be a lien upon the Deed Property, secured by this Security Deed and shall bear interest from the date of expenditure by Grantee until paid at the Default Rate (as defined under the Note); provided, however, such attorneys’ fees actually incurred shall not exceed attorneys’ fees provided for in O.C.G.A. §13-1-11.

7.19 Subrogation. Grantee shall be subrogated to the lien notwithstanding its release of record, of any prior mortgage, deed of trust, deed to secure debt, or other lien or encumbrance paid or discharged from the proceeds of the Note or from any other advance made by Grantee.

7.20 No Merger. It being the desire and intention of the parties hereto that this Security Deed and the lien and interest hereof do not merge in fee simple title to the Deed Property, it is hereby understood and agreed that should the Grantee acquire an additional or other interests in or to the Deed Property or the ownership thereof, then, unless a contrary intent is manifested by the Grantee as evidenced by an express statement to that effect in appropriate document duly recorded, this Security Deed and the lien and interest hereof shall not merge in the fee simple title, toward the end that this Security Deed may be foreclosed as if owned by a stranger to the fee simple title. Further, it is not the intention of the parties that any obligation of Grantor to pay or to reimburse Grantee for costs and expenses, including attorneys’ fees and costs, be merged in any foreclosure judgment or the conclusion of any other enforcement action, and all such obligations shall survive the entry of any foreclosure judgment or the conclusion of any other enforcement action.

7.21 Grantee Not a Joint Venturer or Partner. Grantor and Grantee acknowledge and agree that in no event shall Grantee be deemed to be a partner or joint venturer or member of a joint enterprise with Grantor. Without limitation of the foregoing, Grantee shall not be deemed to be such partner or joint venturer on account of its becoming a grantee-in-possession or exercising any rights pursuant to this Security Deed, the Note or any of the other Loan Documents.

7.22 No Third Party Benefits. This Security Deed, the Note and the other Loan Documents are made for the sole benefit of Grantor and Grantee, and no other party shall have any legal interest of any kind under or by reason of any of the foregoing. Whether or not Grantee elects to employ any or all of the rights, powers or remedies available to it under any of the foregoing, Grantee shall have no obligation or liability of any kind to any third party by reason of any of the foregoing or any of Grantee’s actions or omissions pursuant thereto or otherwise in connection with this Security Deed.

7.23 No Offset. All sums comprising the Indebtedness Secured Hereby or the Obligations payable by Grantor shall be paid without notice, demand, offset, deduction, counterclaim, defense, abatement, suspension, diminution or reduction. Grantor’s obligation to do so shall not be released, discharged or otherwise diminished by reason of: (a) any damage to or destruction of, or any condemnation or similar taking of, the Deed Property or any portion thereof; (b) any restriction or prevention of, or interference with, the use of the Deed Property or any portion thereof; (c) any title defect or encumbrance, or any eviction from the Deed Property or any portion thereof by the holder of superior title or otherwise; (d) any bankruptcy, insolvency, reorganization, composition, dissolution, liquidation or similar proceeding relating to Grantor or Grantee, or any action taken with respect to this Security Deed by any trustee or receiver of Grantor or Grantee, or by any court, in any such proceeding; (e) any claim that Grantor may now or in the future have against Grantee; (f) any default or failure on the part of Grantee to perform or comply with any of the terms of this Security Deed or any other agreement with Grantor; or (g) any other similar occurrence.

7.24 Maximum Interest Payable. Notwithstanding anything to the contrary contained in this Security Deed, the Note, or any other Loan Document, Grantor shall not be obligated to pay, and Grantee shall not be entitled to charge, collect, receive, reserve, or take, interest (it being understood that “interest” shall be calculated as the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved, received, or paid) in excess of the maximum non-usurious interest rate, as in effect from time to time, which may be charged, contracted for, reserved, received, or collected by Grantee in connection with this Security Deed, the Note and the other Loan Documents (such rate, the “Highest Lawful Rate”). During any period of time in which the interest rates specified herein exceed the Highest Lawful Rate, interest shall accrue and be payable at the Highest Lawful Rate; provided that, if the interest rates decline below the Highest Lawful Rate, interest shall continue to accrue and be payable at the Highest Lawful Rate (so long as there remains any unpaid principal with respect to the loan evidenced hereby) until the interest that has been paid equals the amount of interest that would have been paid if interest had at all times accrued and been payable at the applicable interest rates specified herein. If, for any reason, the Grantee receives anything of value as interest or anything deemed interest by applicable law under this Security Deed, the Note, any of the other Loan Documents, or otherwise that results in Grantee receiving interest in an amount in excess of the Highest Lawful Rate, then the amount of such excess shall be applied to the reduction of the principal amount owing hereunder or on account of any other indebtedness of Grantor to Grantee, and not to the payment of interest. If, however, the amount of such excess exceeds the unpaid principal balance of all indebtedness of Grantor to Grantee such amount shall be refunded to Grantor. In determining whether or not the interest paid or payable with respect to any indebtedness of Grantor to Grantee exceeds the Highest Lawful Rate, Grantor and Grantee shall: (i) characterize any non-principal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; (iii) amortize, prorate, allocate and spread the total amount of interest throughout the actual term of such indebtedness so that it does not exceed the maximum amount permitted by applicable law; or (iv) allocate interest between portions of such indebtedness so that, to the greatest extent possible, no such portion shall bear interest at a rate greater than the maximum rate permitted by applicable law. For purposes of this Section, the term “applicable law” means the internal laws of the State of Georgia, but, to the extent, contrary to the express intent of the parties, such choice of law is found to be inapplicable to this Security Deed, then “applicable law” shall mean that law in effect from time to time and applicable to this loan transaction which lawfully permits the charging and collection of the highest permissible, lawful, non-usurious rate of interest on such loan transaction and this Security Deed, and, to the extent controlling, laws of the United States of America.

7.25 Participation. Grantor acknowledges that Grantee may wish, and shall have the right, to have one or more participants (and to sell participation interests) in the rights of Grantee under the Note, this Security Deed and the other Loan Documents or any one or more of them. Grantor agrees that, if so requested by Grantee, it will cause all insurance policies, bonds, binders and commitments (including, without limitation, casualty insurance and title insurance) required by this Security Deed to be delivered to Grantee to name as additional insureds or obligees such participants as Grantee may request. Unless Grantor consents in writing to the contrary, despite any participation in the Notes, this Security Deed or the other Loan Documents, or any one or more of them, Grantor shall be entitled to deal directly with the Grantee and need not deal directly with any participant of Grantee in all matters relating to the foregoing. The participation of any additional participants shall not result in any expense to Grantor.

7.26 Accounts. To the extent that the Uniform Commercial Code — Secured Transactions does not apply to the Reserves or the proceeds thereof, Grantor hereby pledges and assigns to Grantee all of its right, title and interest in and to the Reserves and the proceeds thereof as additional security for the payment of the Indebtedness Secured Hereby and the payment and performance of the Obligations.

7.27 Integration. This Security Deed (and, to the extent referred to herein, the Note and the other Loan Documents) constitutes the full and complete integrated agreement with respect to the subject matter hereof and supersedes any prior or contemporaneous oral or written agreements, including, but not limited to, that certain commitment letter dated October 25, 2007 from Grantee to CBRE Capital Markets as modified and supplemented (the “Commitment Letter”). Grantor acknowledges that the Commitment Letter may contain terms and provisions different than or in addition to those set forth in this Security Deed, the Note or the other Loan Documents and that this Security Deed, the Note or the other Loan Documents may contain provisions not set forth in the Commitment Letter. By signing this Security Deed, Grantor agrees that any such different or additional terms or provisions are superseded by the provisions of this Security Deed, the Note and the other Loan Documents (except that nothing in the foregoing shall supersede any provisions of the Commitment Letter obligating Grantor to pay or reimburse to Grantee any fees, deposits, costs or expenses in connection with the loan made by Grantee to Grantor that is evidenced by the Note and such provisions shall remain binding on Grantor).

7.28 Attorneys’ Fees. Notwithstanding anything to the contrary contained herein, all references herein and in any of the Loan Documents to attorneys’ fees shall be deemed to refer to attorneys’ fees actually incurred and not to statutory attorneys’ fees under O.C.G.A. § 13-1-11.

7.29 Waiver of Co-Tenancy Rights. In the event the Property is held in a joint tenancy or a tenancy in common, Grantor, and each party comprising Grantor, hereby waives all of their respective co-tenancy rights provided at law or in equity for tenants in common between, among or against each other, including, without limitation, any right to partition the Deed Property.

7.30 Counterparts. This instrument may be executed in several counterparts, which together shall constitute one and the same instrument.

7.31 Waiver of Jury Trial. THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR ARISING OUT OF THIS AGREEMENT OR INSTRUMENT, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTION OF ANY PARTY HERETO. NO PARTY SHALL SEEK TO CONSOLIDATE BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.

ARTICLE VIII

LIMITATIONS OF LIABILITY

8.01 Deficiency. Anything contained in any provision of this Security Deed to the contrary notwithstanding (but subject to subsection 8.02 below), if any foreclosure proceeding is brought under the provisions of this Security Deed or otherwise to enforce such provisions or those of the Note, or if Grantor is otherwise in default under this Security Deed, the Grantee shall not be entitled to take any action to procure any money judgment or any deficiency decree against Grantor, it being understood and agreed that Grantee’s recourse hereunder and under the Note shall be limited to Grantor’s interest in the Deed Property, land, Improvements, furnishings, Fixtures, equipment and other real and personal property encumbered by or on which an interest or a security interest, lien or encumbrance is granted or taken pursuant to this Security Deed and other Loan Documents, as well as to the enforcement of the lien and interest created by this Security Deed and to the Collateral and other security held by the Grantee; provided, however, that nothing in the provisions of this Article VIII shall be deemed to limit, alter or impair the enforceability of the rights and remedies of Grantee hereunder or under any such provisions, against the Deed Property or against any other property which may from time to time be given to Grantee as security for the performance of Grantor’s obligations hereunder or under the provisions of the Note or any other Loan Document, nor shall any provision of this Article VIII alter, impair or affect the personal liability of any Person who is or may be or become liable to pay or perform all or any part of the Indebtedness Secured Hereby or any of the Obligations.

8.02 Recourse. Notwithstanding the provisions of subsection 8.01, Maker shall be liable for, and subject to, judgments, money deficiency judgments and decrees solely arising from and solely to the extent of any loss, cost, expense or damage suffered by Grantee as a result of or in connection with any one or more of the following:

(a) Grantor applying any insurance or condemnation proceeds other than as permitted under the Security Deed;

(b) any act of fraud of Grantor (or any trustee, beneficiary, shareholder, member, or general partner of Grantor) or any fraudulent statement contained herein, in the Note or in any of the other Loan Documents or in any other agreement, certificate or instrument delivered pursuant thereto or in connection therewith;

(c) any material misrepresentation of Grantor or any trustee, beneficiary, shareholder, member or general partner of Grantor that results in a material diminution of the value of the Building or any intentional material misrepresentation contained herein, in the Note or in any of the other Loan Documents or in any other agreement, certificate or instrument delivered pursuant to or in connection therewith;

(d) Grantor collecting Rents more than one (1) month in advance or failing to apply Rents in the manner and for the purposes provided for herein and in any other Loan Document;

(e) Grantor misapplying any security deposits made under any Lease;

(f) Grantor failing to comply with the Section 3.19 above or any other provision hereof or of any other Loan Document relating to compliance with Applicable Environmental Laws and/or Legal Requirements;

(g) any diminution in value of the Deed Property arising from the waste (either actual or permissive) of Grantor;

(h) the amount of any deductible amount under a policy of insurance relating to the Deed Property;

(i) the failure of Grantor to maintain in effect any insurance required under this Security Deed or the failure of Grantor to pay any taxes and/or assessments required to be paid under this Security Deed or under any other Loan Documents;

(j) an earthquake affecting the Deed Property;;

(k) the filing by Grantor of any voluntary petition for bankruptcy, reorganization or arrangement pursuant to federal or state law, or the consent to or acquiescence in such filing by or with respect to Grantor, or if Grantor shall institute any proceeding for the dissolution or liquidation of Grantor, or if Grantor shall make an assignment for the benefit of creditors;

(l) Grantor making any payment to any person to the extent such payment shall be deemed to be a fraudulent conveyance under applicable laws;

(m) Grantor making, directly or indirectly, any unauthorized transfers of any interest in the Deed Property as provided in this Security Deed;

(n) Grantor making any amendments to Major Leases which change the rental rates, the reimbursements, the term of the Lease or the obligations of the landlord;

(o) the failure of the Improvements to have been constructed in accordance with the requirements of any applicable condition, covenant or restriction of record encumbering the Deed Property; and

(p) any and all costs and expenses, including attorneys’ fees and expenses, incurred by Grantee in connection with the enforcement of any of the foregoing recourse provisions.

Further, nothing herein contained shall be deemed to limit, vary, modify or amend any obligation owed to Grantee under that certain Environmental Certification and Indemnity Agreement of even date herewith executed by Grantor in favor of Grantee.

[Remainder of page intentionally left blank, signature page follows]

IN WITNESS WHEREOF, Grantor has caused this instrument to be executed under seal and delivered as of the date first written above.

Signed, sealed and delivered in the presence of: /s/ Phil C. Han Unofficial Witness /s/ Tracy Liu Unofficial Witness	NNN HEALTHCARE/OFFICE REIT NORTHMEADOW, LLC, a Georgia limited liability company By: /s/ Shannon K S Johnson (Seal) Name: Shannon K S Johnson Title: Authorized Signatory

STATE OF CALIFORNIA	)
) ss:
COUNTY OF ORANGE	)

On November 19, 2007 before me, the undersigned, a Notary Public in and for said County and State, personally appeared Shannon K.S. Johnson, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Monica Chavez
Notary Public

[Seal] Monica Chavez
[Seal] Commission # 1762879
[Seal] Notary Public – California
[Seal] Orange County
[Seal] My Comm. Expires Aug. 21, 2001

Commission Expiration Date:

August 21, 2001

[AFFIX NOTARIAL SEAL]

[SIGNATURE PAGE TO SECURITY DEED]